AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1999


                                           REGISTRATION STATEMENT NO. 333- 64045
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Amendment No. 3
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------


                       CHARTER EQUIPMENT LEASE 1999-1 LLC
             (Exact name of registrant as specified in its charter)

                                      6100
            (Primary Standard Industrial Classification Code Number)

       New York                       530 Fifth Avenue           13-4063218
(State or other Jurisdiction of   New York, New York 10036    (I.R.S. Employer
Incorporation or Organization)        (212) 805-1000         Identification No.)

                                (Address of principal offices)

                                    ----------------------


                                    GARY CORR
                       Charter Equipment Lease 1999-1 LLC
                                530 Fifth Avenue
                            New York, New York 10036
                                 (212) 399-7777
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

     STEWART G. ABRAMSON, ESQ.         PETER HUMPHREYS, ESQ.           JAMES J. CROKE, ESQ.
Charter Equipment Lease 1999-1 LLC     Dewey Ballantine, LLP      Cadwalader, Wickersham & Taft
         530 Fifth Avenue           1301 Avenue of the Americas          100 Maiden Lane
     New York, New York 10036        New York, New York 10019        New York, New York 10038

                              ---------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                    Amount         Proposed Maximum       Proposed Maximum            Amount
      Title of Each Class of Securities             To Be         Aggregate Price Per    Aggregate Offering    of Registration Fee
              to be Registered                    Registered             Note*                  Price
------------------------------------------------------------------------------------------------------------------------------------
Lease-Backed Notes, Class A-1                    $51,000,000             100%                $51,000,000            $14,195(1)
Lease-Backed Notes, Class A-2                    $41,000,000             100%                $41,000,000            $11,415(2)
Lease-Backed Notes, Class A-3                    $19,000,000             100%                $19,000,000            $ 5,299(3)
Lease-Backed Notes, Class A-4                    $49,000,000             100%                $49,000,000            $13,639(4)
Lease-Backed Notes, Class B                      $ 8,000,000             100%                $ 8,000,000            $ 2,241(5)
====================================================================================================================================

(1)  $13,900  is  paid  pursuant  to  this  registration  statement.   $295  was
     previously paid pursuant to this registration statement to register the initial $1,000,000.

(2) $ 11,120 is paid pursuant to this registration statement. $295 was previously paid pursuant to this registration statement to register the initial $1,000,000.

(3) $5,004 is paid pursuant to this registration statement. $295 was previously paid pursuant to this registration statement to register the initial $1,000,000.

(4)  $13,344  is  paid  pursuant  to  this  registration  statement.   $295  was
     previously paid pursuant to this registration statement to register the initial $1,000,000.

(5) $1,946 is paid pursuant to this registration statement. $295 was previously paid pursuant to this registration statement to register the initial $1,000,000.

*Estimated solely for purpose of calculating the registration fee.

                                   ----------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION DATED August 11, 1999.


                                   PROSPECTUS


--------------------------------------------------------------------------------
                                  $166,169,936
                       Charter Equipment Lease 1999-1 LLC
                  $50,642,266 [ ] Lease-Backed Notes, Class A-1
                  $40,355,556 [ ] Lease-Backed Notes, Class A-2
                  $18,990,850 [ ] Lease-Backed Notes, Class A-3
                  $48,708,013 [ ] Lease-Backed Notes, Class A-4
                   $7,473,251 [ ] Lease-Backed Notes, Class B
                            (all amounts approximate)
                       CHARTER EQUIPMENT LEASE 1999-1 LLC
                                     Issuer
                             CHARTER FINANCIAL, INC.
                               Seller and Servicer
                          CHARTER FUNDING CORPORATION V
                                   Transferor
--------------------------------------------------------------------------------

         The Lease-Backed Notes (the "Notes") issued by the Charter Equipment Lease 1999-1 LLC, a limited liability company organized under the laws of the state of Delaware (the "Issuer"), consist of seven classes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes (the foregoing the "Class A Notes"), the Class B Notes, the Class C Notes and the Class D Notes
(each a "Class"), of nonrecourse debt obligations of the Issuer, which respectively represent the right to receive repayment of the initial outstanding principal amount of such Class of the Notes (the "Initial Outstanding Principal Amount") and monthly interest at a rate per annum for such Class of Notes (the "Note Interest Rate") on the unpaid portion of such Outstanding Principal Amount (as defined herein). The Class C Notes and the Class D Notes are not offered hereby. (continued overleaf)

---------------------------------------------------------------------------------------------------------
                      Initial            Note       Initial        Underwriting         Proceeds to
                      Outstanding        Interest   Public         Discount(3)          Transferor(4)
                      Principal          Rate       Offering
                      Amount(1)                     Price(2)
---------------------------------------------------------------------------------------------------------

A-1 Notes           $50,642,266
---------------------------------------------------------------------------------------------------------

A-2 Notes           $40,355,556
---------------------------------------------------------------------------------------------------------

A-3 Notes           $18,990,850
---------------------------------------------------------------------------------------------------------

A-4 Notes           $48,708,013
---------------------------------------------------------------------------------------------------------

B Notes              $7,473,251
---------------------------------------------------------------------------------------------------------

Total              $166,169,936
---------------------------------------------------------------------------------------------------------



(1)  approximate

(2)  Plus accrued interest, if any, from [ ], 1999.

(3) The Issuer and Charter have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

(4)  Before deducting expenses, estimated to be $[ ].

The Offered Notes are offered subject to receipt and acceptance by First Union Capital Markets Corp. (the "Underwriter"), to prior sale and to the Underwriter's right to reject any order in whole or in part and withdraw, cancel, or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company on or about August __, 1999 (the "Closing Date").

                        FIRST UNION CAPITAL MARKETS CORP.

August __, 1999

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


(cover page continued)


The Notes are backed solely by a pledge of the assets of the Issuer governed pursuant to a LLC Agreement (the "LLC Agreement"). The Notes will be issued by the Issuer pursuant to an indenture of trust dated as of August 1, 1999 (the "Indenture") between the Issuer and LaSalle Bank National Association, as trustee (the "Trustee"). The assets of the Issuer will consist of a portfolio of finance leases, leases intended as security agreements, installment sale contracts, loan contracts, synthetic leases and/or rental stream obligations, together with all monies received relating thereto (the "Leases"), and the ownership or security interests, if any, held by Charter Funding Corporation V ("CFC" or the "Transferor") in the financed equipment and property related to such Leases (the "Equipment" together with the Leases, the "Lease Receivables") originated or acquired by the Seller and underwritten to the credit and collections policies of Charter Financial, Inc., a specialty capital equipment finance and leasing company ("Charter") and the contractual rights of the purchasers under the agreements by which the Lease Receivables were acquired. The Leases include extrusion/intrusion molding, computer, printing, film/television/video/audio production, transportation, telecommunications, medical, furniture and fixtures and railroad equipment leases. Only the Class A Notes and the Class B Notes are hereby being offered (together, the "Offered Notes"). Each of the Offered Notes will be rated investment grade at the time of issuance. See "Summary of Terms--Ratings" herein.

     Principal  and  interest  will be paid to the  holders  of the  Notes  (the
"Noteholders") monthly on the 25th day (or, if such day is not a Business Day, on the next succeeding Business Day thereafter) of each month, commencing on August 25th, 1999 (each, a "Payment Date"), as further described herein. Interest will accrue on each Class of the Notes at the respective Note Interest Rate from Payment Date to Payment Date, or with respect to the initial Payment Date, from the Closing Date. Distributions of interest on the Class B Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. Distributions of interest on the Class C Notes will be subordinated in priority of payment to interest due on the Class A Notes and the Class B Notes to the extent described herein. Distributions of interest on the Class D Notes will be subordinated in priority to interest due on the Class A Notes, the Class B Notes and the Class C Notes to the extent described herein. Distributions of principal on the Class B Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Distributions of principal on the Class C Notes will be subordinated in priority of payment to principal due on the Class A Notes and the Class B Notes to the extent described herein. Distributions of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes, the Class B Notes and the Class C Notes to the extent described herein. The final payment of principal and interest on each class of the Notes is scheduled to be made on the respective Payment Date set forth under "Summary of Terms -- The Notes," to the extent that there are sufficient funds available (the "Stated Maturity Date") but there can be no assurance that all such payments will be made by such Payment Dates.


THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, CHARTER, THE TRUSTEE, THE SELLER, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE NOTES NOR THE UNDERLYING LEASES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE TRANSFEROR, CHARTER, THE TRUSTEE, THE SELLER OR THE SERVICER.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE 21 HEREIN.


THE POOL OF ASSETS (AS DEFINED HEREIN) MAY INCLUDE AN OWNERSHIP OR SECURITY INTEREST IN THE EQUIPMENT RELATED TO LEASE RECEIVABLES.


     Charter Financial, Inc., a New York corporation (in its capacity as seller, the "Seller"), will contribute and sell the Lease Receivables to the Transferor pursuant to a contribution and sale agreement (the "Seller Contribution and Sale Agreement"). The Transferor will, in turn, sell the Lease Receivables to the Issuer pursuant to a separate contribution and sale agreement (the "Transferor Contribution and Sale Agreement" and together with the Seller Contribution and Sale Agreement, the "Contribution and Sale Agreements"). Charter Financial, Inc., (in such capacity the "Servicer") will service the Lease Receivables pursuant to a servicing agreement dated as of August 1, 1999 (the "Servicing Agreement") among the Servicer, the Issuer and the Trustee.


                              AVAILABLE INFORMATION

     The Transferor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Notes offered hereby and thereby, nor an offer of the Notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                   ----------

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, periodic and annual unaudited reports containing information concerning the Lease Receivables will be prepared by the Servicer and sent on behalf of the Issuer only to Cede & Company ("Cede") , as nominee of The Depository Trust Company ("DTC") and registered holders of the Offered Notes (as defined herein). See "Description of the Notes -- Reports to Noteholders" herein. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Web Site at http://www.sec.gov, free of charge.

     The Transferor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Charter Financial, Inc., 530 Fifth Avenue, New York, New York 10036, Attention: David Oplanich, Treasurer.

                             ADDITIONAL INFORMATION

     This Prospectus contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                                 SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."

Issuer............................   Charter  Equipment  Lease  1999-1  LLC (the
                                     "Issuer"),   a  limited  liability  company
                                     organized  under  the laws of the  state of
                                     Delaware. The activities of the Issuer will
                                     be   limited   by  the  terms  of  the  LLC
                                     Agreement   to   acquiring,   holding   and
                                     managing the Lease Receivables, issuing and making payments on the Notes and other activities related thereto.

Transferor........................   Charter   Funding    Corporation   V   (the
                                     "Transferor"),  a New York corporation, and
                                     wholly-owned  bankruptcy-remote  subsidiary
                                     of Charter  Financial,  Inc.  ("Charter" or
                                     the "Company"), a New York corporation,  is
                                     the transferor of the Lease  Receivables to
                                     the  Issuer   pursuant  to  the  Transferor
                                     Contribution   and  Sale   Agreement.   The
                                     Transferor's  principal  executive  offices
                                     are located at 530 Fifth Avenue,  New York,
                                     New York 10036. The Transferor's  telephone
                                     number   is   (212)   805-1000.   See  "The
                                     Transferor."

Seller............................   Charter  Financial,  Inc.,  the "Seller" of
                                     the Lease Receivables to the Transferor pursuant to the Seller Contribution and Sale Agreement.

Servicer..........................   Charter Financial, Inc. (in its capacity as
                                     servicer, the "Servicer"), will service the
                                     Lease  Receivables  comprising  the Pool of
                                     Assets  owned by the Issuer and  pledged to
                                     the  Trustee   under  the   Indenture   and
                                     administer the Lease Receivables pursuant to the Servicing Agreement. The Servicer may subcontract all or any portion of its obligations as Servicer under the Servicing
                                     Agreement to a qualified subservicer (each, a "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Description of the Transaction Documents-- The Servicer."


Trustee...........................   La  Salle  Bank  National  Association,   a
                                     national  banking   association   organized
                                     under the laws of the  United  States  (the
                                     "Trustee").  The corporate trust offices of
                                     the   Trustee  are  located  at  135  South
                                     LaSalle   Street,   Suite  1625,   Chicago,
                                     Illinois 60674-4107.  On each Payment Date,
                                     the  Trustee  will be entitled to receive a
                                     monthly  fee  for  the  related  Collection
                                     Period  (the  "Trustee  Fee")  equal to the
                                     product of (i) one-twelfth, (ii) 0.05% (the
                                     "Trustee Fee Rate") and (iii) the Aggregate
                                     Discounted  Lease  Balance  as of the first
                                     day of such Collection Period,  payable out
                                     of    the    Distribution    Account,    as
                                     compensation for acting as Trustee.


Cut-Off Date......................   The close of business on June 30, 1999 (the
                                     "Cut-Off Date").


Closing Date......................   On or about  August __, 1999 (the  "Closing
                                     Date").


Collection Period.................   The period from and including the first day
                                     of each calendar month to and including the last day of the calendar month (each, a "Collection Period").

Payment Date......................   Payments  on the Notes  will be made on the
                                     twenty-fifth  day of each month (or if such
                                     day  is  not a  Business  Day  (as  defined
                                     below), the next succeeding  Business Day),
                                     commencing   August  25,  1999   (each,   a
                                     "Payment Date") to holders of record on the
                                     related  Record  Date (as  defined  below).
                                     "Business  Day" means any day that is not a
                                     Saturday,  Sunday  or  other  day on  which
                                     commercial  banking   institutions  in  the
                                     cities in which the corporate trust office of the Trustee or the Servicer are located are authorized or obligated by law or executive order to remain closed.

Calculation Date..................   The last  day of the  month  preceding  the
                                     month  of  each  Payment   Date  (each,   a
                                     "Calculation Date").


Record Date.......................   With respect to any Payment Date,  the last
                                     Business  Day  immediately  preceding  such
                                     Payment Date (each, a "Record Date").

The Notes.........................   The  lease-backed  notes  issued  under the
                                     Indenture  (the  "Notes")  consist of seven
                                     Classes of non-recourse debt obligations of
                                     the Issuer:  approximately  $50,642,266 [ ]
                                     Lease-Backed  Notes,  Class A-1 (the "Class
                                     A-1 Notes"),  approximately $40,355,556 [ ]
                                     Lease-Backed  Notes,  Class A-2 (the "Class
                                     A-2 Notes"),  approximately $18,990,850 [ ]
                                     Lease-Backed  Notes,  Class A-3 (the "Class
                                     A-3 Notes"),  approximately $48,708,013 [ ]
                                     Lease-Backed  Notes,  Class A-4 (the "Class
                                     A-4  Notes")  (collectively,  the Class A-1
                                     Notes,  the Class A-2 Notes,  the Class A-3
                                     Notes and the Class A-4 Notes are  referred
                                     to   herein  as  the   "Class  A   Notes"),
                                     approximately  $7,473,251 [ ]  Lease-Backed
                                     Notes,  Class  B  (the  "Class  B  Notes"),
                                     approximately  $3,956,427 [ ]  Lease-Backed
                                     Notes,  Class C (the "Class C Notes"),  and
                                     approximately  $1,318,809 [ ]  Lease-Backed
                                     Notes,  Class  D  (the  "Class  D  Notes)",
                                     which, respectively, represent the right to
                                     receive   repayment   of  the  then  unpaid
                                     principal    amount    (the    "Outstanding
                                     Principal  Amount")  of such Class of Notes
                                     and monthly interest at the respective Note
                                     Interest  Rate  thereof on the  Outstanding
                                     Principal Amount thereof.  In the aggregate
                                     the Initial Outstanding Principal Amount of
                                     the     Notes     equals      approximately
                                     $171,445,172, which is anticipated to equal
                                     97.50% of the  Aggregate  Discounted  Lease
                                     Balance (as defined herein) as of the Cut-off Date. The "Stated Maturity Dates" for the Class A-1 Notes, the Class A-2
                                     Notes,  the Class A-3 Notes,  the Class A-4
                                     Notes, the Class B Notes, the Class C Notes and the Class D Notes are August, 2000,
                                     February,  2002, September,  2002, January,
                                     2006, October,  2006,  December,  2006, and
                                     May, 2007, respectively.

                                     The Notes  will be issued  pursuant  to the
                                     Indenture,  to be  dated  as of  August  1,
                                     1999,  between  the Issuer and the  Trustee
                                     and will be  secured  solely by the Pool of
                                     Assets pursuant to the Indenture.  Only the
                                     Class  A  Notes   and  the  Class  B  Notes
                                     (collectively, the "Offered Notes") are being offered hereby.

                                     The Class A  Notes  and the  Class  B Notes
                                     will be issued in  minimum denominations of
                                     $1,000   and   integral  multiples thereof.

                                     Each   Class   of  Notes   will   represent
                                     non-recourse debt obligations of the Issuer
                                     which are  secured  solely by a  segregated
                                     pool of  Lease  Receivables  (the  "Pool of
                                     Assets"),  as described herein. The Pool of
                                     Assets may  consist of any  combination  of
                                     finance leases, leases intended as security
                                     agreements,   installment  sale  contracts,
                                     loan contracts,  synthetic leases or rental
                                     stream   obligations,   together  with  all
                                     monies  received   relating   thereto  (the
                                     "Leases").  The  Pool of  Assets  also  may
                                     include  the   underlying   equipment   and
                                     property relating thereto, together with the proceeds thereof, whether as a result of the liquidation thereof to offset any payment deficiency under the Lease, the receipt of insurance proceeds in respect thereof, if any, in the event of damage or destruction of the Equipment, or otherwise (the "Equipment" and together with the Leases, the "Lease Receivables").


                                     The   Equipment    underlying   the   Lease
                                     Receivables  included in the Pool of Assets
                                     will   generally  be  limited  to  personal
                                     property which is leased or financed by the
                                     Seller  or the  originator  of the paper to
                                     the  Lessee.  However,  certain  Leases may
                                     also have as additional security a security
                                     interest   in   related   fixtures   or  be
                                     additionally   secured  by   mortgages   on
                                     related real property.

                                     The  Transferor   will  acquire  the  Lease
                                     Receivables from the Seller on or prior to the date of issuance of the Notes pursuant to a lease sale and contribution agreement between the Seller and the Transferor (the "Seller Contribution and Sale Agreement"), as described herein.

                                     The Issuer will be  governed  pursuant to a
                                     limited    liability    company   operating
                                     agreement  (the "LLC  Agreement").  The LLC
                                     Agreement will provide for the operation of
                                     the   Issuer   and   set   forth    certain
                                     restrictions upon its operation. The Issuer
                                     will  enter  into a  contribution  and sale
                                     agreement   with   the   Transferor    (the
                                     "Transferor     Contribution    and    Sale
                                     Agreement")  by which it will  acquire  the
                                     Lease Receivables from the Transferor.  The
                                     Transferor  Contribution and Sale Agreement
                                     will  contain  schedules  which  detail the
                                     characteristics   of  the   pool  of  Lease
                                     Receivables held by the Issuer from time to time. See "Description of the Transaction Documents."

                                     The Issuer  will  enter  into an  indenture
                                     (the "Indenture") by and between the Issuer and the trustee named on the Indenture (the "Trustee"). The Indenture will describe the respective rights of the Noteholders of each of the classes of Notes to the funds derived from the pool of Lease Receivables which comprise the Pool of Assets and will detail the security for the debt issued thereunder by the Issuer.

                                     The Lease Receivables comprising the Pool of Assets will be serviced by the Servicer pursuant to a servicing agreement (the "Servicing Agreement") by and among the Servicer, the Issuer and the Trustee.

                                     Collectively,   the  LLC   Agreement,   the
                                     Transferor Contribution and Sale Agreement,
                                     the Seller Contribution and Sale Agreement,
                                     the Servicing  Agreement and the Indenture,
                                     and  other   agreements   relating  to  the
                                     issuance of the Notes are referred to as the "Transaction Documents."


                                     The Notes will not be  obligations,  either
                                     recourse or non-recourse of the Transferor,
                                     the  Servicer,  the Trustee,  the Seller or
                                     any person other than the Issuer. The Notes
                                     represent obligations of the Issuer, and do
                                     not represent  interests in or  obligations
                                     of  the  Transferor,   the  Servicer,   the
                                     Trustee,   the   Seller  or  any  of  their
                                     respective   affiliates   other   than  the
                                     Issuer. The Notes will, in any event, be secured by assets in the Pool of Assets.

                                     Neither the Notes nor the underlying  Lease
                                     Receivables  will be  guaranteed or insured
                                     by  the  Transferor,   the  Servicer,   the
                                     Seller,   the   Trustee  or  any  of  their
                                     affiliates.

                                     Immediately prior to the issuance of the Notes, the Issuer will have an ownership interest in the Pool of Assets, and the Issuer will have a first priority perfected security interest in the Equipment which is related to finance leases with an initial cost in excess of $50,000.00.


Pool of Assets....................   The assets of the Issuer  granted  pursuant
                                     to the  Indenture  (the  "Pool of  Assets")
                                     will   consist   of  the   Leases  and  the
                                     interests,  if any, held by the  Transferor
                                     in the financed equipment (the "Equipment")
                                     originated  by the Seller and  underwritten
                                     to   Charter's   credit   and   collections
                                     policies.  The Pool of Assets will not have
                                     any   residual   interest  in  the  related
                                     Equipment after a Lease Receivable has been
                                     paid in  full.  In  addition,  the  Pool of
                                     Assets will include (i) funds on deposit in
                                     any   Trust   Accounts    established   and
                                     maintained by the Servicer  pursuant to the
                                     Servicing Agreement and the Indenture, (ii)
                                     the  rights  to   proceeds   from   certain
                                     insurance  policies covering the Equipment;
                                     (iii) the interest of the Transferor in any
                                     proceeds   from   recourse  to  Vendors  on
                                     contract payments; (iv) other rights
                                     of  the   Transferor   under   the   Seller
                                     Contribution and Sale Agreement conveyed to
                                     the    Issuer    under    the    Transferor
                                     Contribution and Sale Agreement; and (v) all proceeds of the foregoing.

                                     The  Pool of  Assets  will  consist  of the
                                     Leases, and may include the Equipment.  The
                                     Leases  are  obligations  for the  lease or
                                     purchase  of  the  Equipment,  or  evidence
                                     borrowings used to acquire or refinance the
                                     Equipment, entitling the obligee thereunder
                                     (the  "Lessor")  to  receive  a  stream  of
                                     scheduled  payments  and  related  payments
                                     and, in some cases, to either the return of
                                     the  Equipment  at the  termination  of the
                                     related  Lease or, with  respect to certain
                                     of the  Leases,  the  payment of a purchase
                                     price of an  amount  at least  equal to the
                                     Repurchase Amount (as defined herein),  for
                                     the   Equipment  at  the  election  of  the
                                     obligor thereunder (the "Lessee"). The type
                                     and  characteristics of the Leases included
                                     in the Pool of Assets are described  herein
                                     under the heading "Leases." No more than 5%
                                     of the aggregate  Lease  Receivables in the
                                     Pool of Assets as of the Closing  Date will
                                     deviate  from  the  characteristics  of the
                                     Lease  Receivables in the Pool of Assets as
                                     of the Cut-Off Date. The Leases,  including
                                     any Substitute Leases, will be underwritten
                                     in   accordance   with   Charter's   credit
                                     criteria  as are in  effect  from  time  to
                                     time.    Charter's    Lease    underwriting
                                     procedures  focus primarily upon the credit
                                     quality of the  related  obligor.  As such,
                                     the   underwriting   procedure   does   not
                                     principally  depend  upon a credit  support
                                     analysis  which is based upon the estimated
                                     liquidation value of any related Equipment.
                                     Accordingly,    when   making    investment
                                     decisions   with   respect  to  the  Notes,
                                     potential investors and Holders of the Notes should not rely upon the value of any of the related Equipment in the event of the liquidation of any Leases hereunder.


                                     Each of the Leases which  comprise the Pool
                                     of Assets as of the Closing  Date will have
                                     been  selected to comply with the  criteria
                                     established   for  an  Eligible  Lease  (as
                                     defined herein). See "The  Leases--Eligible
                                     Leases" herein.  Further, as of the related
                                     Transfer  Date (as  defined  herein),  each
                                     Substitute  Lease (as defined herein) shall
                                     be   selected   to  comply  with  the  same
                                     criteria established for an Eligible Lease.


                                     The Lease  Receivables  comprising the Pool
                                     of   Assets   will  be   acquired   by  the
                                     Transferor  from  the  Seller;  such  Lease
                                     Receivables   will  have  theretofore  been
                                     either (i)  originated by the Seller,  (ii)
                                     originated  by Vendors and  acquired by the
                                     Seller or (iii) acquired by the Seller from
                                     other    sellers   or   owners   of   Lease
                                     Receivables.

                                     The  Transferor   will  acquire  the  Lease
                                     Receivables from the Seller pursuant to the
                                     Seller  Contribution  and Sale Agreement as
                                     defined   herein.   The   Transferor   will
                                     transfer  such  Lease  Receivables  to  the
                                     Issuer    pursuant   to   the    Transferor
                                     Contribution   and   Sale   Agreement   and
                                     thereupon   the  Issuer   will  pledge  the
                                     Issuer's  right,  title and interest in and
                                     to such Lease Receivables to the Trustee on
                                     behalf  of  Noteholders   pursuant  to  the
                                     Indenture.  The Leases  transferred  to the
                                     Issuer and pledged by the Issuer shall have
                                     an Aggregate  Discounted  Lease Balance (as
                                     defined herein)  specified herein under the
                                     heading  "Leases." The  obligations  of the
                                     Transferor,  the Seller, the Servicer,  the
                                     Issuer and the Trustee,  if any,  under the
                                     Transaction    Documents    include   those
                                     specified below.


                                     The "Discounted Lease Balance" of any Lease
                                     as of the Cut-Off Date or as of any Payment
                                     Date  shall be  determined  on the  Cut-Off
                                     Date  or  the  related   Calculation  Date,
                                     respectively,   and  it  shall   equal  the
                                     present  value  of  each  remaining   Lease
                                     Payment   to  become   due  under  a  Lease
                                     (excluding  payments  with  respect  to (x)
                                     Defaulted Leases (as defined  herein),  (y)
                                     Early   Termination   Leases  (as   defined
                                     herein)  and  Leases  subject to a Warranty
                                     Event

                                     (as   defined   herein)   which   are   not
                                     substituted  for by  Substitute  Leases (as
                                     defined  herein) or  Additional  Leases (as
                                     defined  herein) on or before  the  related
                                     Calculation Date, and (z) Leases subject to
                                     Casualty Losses (as defined herein), to the
                                     extent of such Casualty  Losses,  which are
                                     not substituted for by Substitute Leases on
                                     or before the  related  Calculation  Date),
                                     discounted   monthly,   as  to  each  Lease
                                     Payment,   from   the   last   day  of  the
                                     Collection   Period  in  which  such  Lease
                                     Payment  is  due  at a  rate  equal  to the
                                     product  of (i)  one-twelfth  and  (ii) the
                                     Discount    Rate.    Notwithstanding    the
                                     foregoing, on the date that a Lease becomes
                                     a Defaulted  Lease,  the  Discounted  Lease
                                     Balance  for such  Lease will be reduced to
                                     zero. A "Warranty  Event" with respect to a
                                     Lease  shall  occur and  exist  when one or
                                     more of the  representations and warranties
                                     given with  respect to such Lease under the
                                     Seller  Contribution  and Sale Agreement or
                                     the   Transferor   Contribution   and  Sale
                                     Agreement shall have been breached and remain uncured.

                                     The "Aggregate Discounted Lease Balance" for any Calculation Date is the sum of the Discounted Lease Balances of all Leases.


                                     The "Discount Rate" is [ ]% per annum, which is equal to the sum of :


                                     (a)  the weighted  average of the Class A-1
                                          Note Interest Rate, the Class A-2 Note
                                          Interest  Rate,  the  Class  A-3  Note
                                          Interest  Rate,  the  Class  A-4  Note
                                          Interest   Rate,   the  Class  B  Note
                                          Interest   Rate,   the  Class  C  Note
                                          Interest  Rate  and  the  Class D Note
                                          Interest  Rate,  weighted  by (x)  the
                                          Initial   Class  A-1  Note   Principal
                                          Balance,   Initial   Class   A-2  Note
                                          Principal  Balance,  Initial Class A-3
                                          Note Principal Balance,  Initial Class
                                          A-4 Note  Principal  Balance,  Initial
                                          Class   B  Note   Principal   Balance,
                                          Initial   Class   C   Note   Principal
                                          Balance,    Initial   Class   D   Note
                                          Principal Balance, as applicable,  and
                                          (y) the expected weighted average life
                                          of each Class of Notes, as applicable,
                                          assuming  no  defaults  and a constant
                                          prepayment  rate of 7%,  calculated as
                                          of the Closing Date,

                                     (b)  the Servicing Fee Rate (as hereinafter
                                          defined); and

                                     (c)  The Trustee Fee Rate.


                                     None of the Lessees are located outside of the United States. No more than 2% of the Equipment related to the Leases is located outside the United States.

                            Structure of Transaction


Contractual Agreements

Available Funds...................   With  respect  to each  Payment  Date,  the
                                     funds   received   on  or   prior   to  the
                                     Calculation  Date which  relate to payments
                                     on the Leases,  proceeds  from  casualties,
                                     terminations   or  repurchases  of  Leases,
                                     recoveries  on defaulted  Leases,  advances
                                     made by the  Servicer  to cover  Delinquent
                                     Leases (as defined  herein) and  investment
                                     proceeds thereon (excluding certain amounts
                                     specified   in   the    Indenture)    shall
                                     constitute the Available  Funds (as defined
                                     herein)    which    are    available    for
                                     distribution by the Trustee on such Payment
                                     Date. In addition,  funds on deposit in the
                                     Reserve  Account  will be available to make
                                     interest   and   principal    payments   to
                                     Noteholders  to the extent  there occurs an
                                     Available   Funds   Shortfall  (as  defined
                                     herein).  Available Funds will also include
                                     amounts   transferred   from  the   Reserve
                                     Account to the Distribution Account for the purpose of repaying the Notes in full on the final Payment Date.


Application of Payments...........   Monthly  distributions  will be made by the
                                     Trustee on each Payment Date from Available
                                     Funds in the following priority:


                                     (a)  to pay (i) the Trustee Fee and (ii) to
                                          pay to the  Trustee  an amount  not to
                                          exceed the lesser of (A) any  expenses
                                          or liabilities incurred by the Trustee
                                          pursuant   to   the   terms   of   the
                                          Indenture, or (B) the Trustee Priority
                                          Expense Amount for such Payment Date;

                                     (b)  to   pay   the   Servicing   Fee   (as
                                          hereinafter defined);

                                     (c)  to  reimburse   unreimbursed  Servicer
                                          Advances in respect of a prior Payment
                                          Date;

                                     (d)  to make Interest Payments owing on the
                                          Class  A  Notes  concurrently  and pro
                                          rata  to the  Class  A-1  Noteholders,
                                          Class  A-2   Noteholders,   Class  A-3
                                          Noteholders and Class A-4 Noteholders;

                                     (e)  to make Interest Payments owing on the
                                          Class B Notes;

                                     (f)  to make Interest Payments owing on the
                                          Class C Notes;

                                     (g)  to make Interest Payments owing on the
                                          Class D Notes;

                                     (h)  to make the Class A Principal  Payment
                                          (i) to the Class A-1 Noteholders only,
                                          until the Outstanding Principal Amount
                                          on the Class A-1 Notes is  reduced  to
                                          zero,  then  (ii)  to  the  Class  A-2
                                          Noteholders     only,     until    the
                                          Outstanding  Principal  Amount  on the
                                          Class  A-2 Notes is  reduced  to zero,
                                          then    (iii)   to   the   Class   A-3
                                          Noteholders     only,     until    the
                                          Outstanding  Principal  Amount  on the
                                          Class A-3 Notes is reduced to zero and
                                          finally,   (iv)  to  the   Class   A-4
                                          Noteholders   until  the   Outstanding
                                          Principal  Amount  on  the  Class  A-4
                                          Notes is reduced to zero

                                     (i)  to make the Class B Principal  Payment
                                          to the Class B Noteholders;

                                     (j)  to make the Class C Principal  Payment
                                          to the Class C Noteholders;

                                     (k)  to make the Class D Principal  Payment
                                          to the Class D Noteholders;

                                     (l)  to pay Additional  Principal,  if any,
                                          to  the  Class  A   Noteholders   then
                                          receiving   the   Class  A   Principal
                                          Payment  as  provided  in  clause  (g)
                                          above until the Outstanding  Principal
                                          Amount on all of the Class A Notes has
                                          been  reduced  to  zero,  then  to the
                                          Class   B   Noteholders    until
                                          the  Outstanding  Principal  Amount on
                                          the Class B Notes has been  reduced to
                                          zero,  then to the Class C Noteholders
                                          until the Outstanding Principal Amount
                                          on the Class C Notes has been  reduced
                                          to  zero,  thereafter  to the  Class D
                                          Noteholders   until  the   Outstanding
                                          Principal  Amount on the Class D Notes
                                          has been reduced to zero;


                                     (m)  to  make  a  deposit  to  the  Reserve
                                          Account  in an  amount  equal  to  the
                                          excess of the Required  Reserve Amount
                                          (as defined herein) over the Available
                                          Reserve Amount (as defined herein);

                                     (n)  to  reimburse   the  Trustee  for  any
                                          expenses  or  liabilities  pursuant to
                                          the  terms  of  the  Indenture  to the
                                          extent not  already  paid  pursuant to
                                          clause (a)(ii) hereof; and


                                     (n)  to the Issuer, the balance, if any.

                                     See    "Description   of   the   Notes   --
                                     Application of Payments."


                                     "Trustee Priority Expense Amount" means with respect to any Payment Date, the excess, if any, of (x) $50,000, over (y) the aggregated amounts paid to the Trustee pursuant to clause (a)(ii) above on all prior Payment Dates.


Interest..........................   On each Payment Date, the interest due (the
                                     "Interest  Payments")  with  respect to the
                                     Class A-1 Notes,  the Class A-2 Notes,  the
                                     Class A-3 Notes,  the Class A-4 Notes,  the
                                     Class B Notes,  the  Class C Notes  and the
                                     Class D Notes since the last  Payment  Date
                                     will be the  interest  that has  accrued on
                                     such Notes since the last  Payment Date (or
                                     in the  case  of the  first  Payment  Date,
                                     since  the  Closing  Date  (the   "Interest
                                     Accrual  Period")  at the  applicable  Note
                                     Interest  Rate  applied to the then  unpaid
                                     principal    amounts   (the    "Outstanding
                                     Principal Amounts") of the Class A-1 Notes,
                                     the Class A-2  Notes,  the Class A-3 Notes,
                                     the Class A-4 Notes, the Class B Notes, the
                                     Class  C  Notes,  and the  Class  D  Notes,
                                     respectively,   after   giving   effect  to
                                     payments  of  principal  to the  Class  A-1
                                     Noteholders, the Class A-2 Noteholders, the
                                     Class  A-3   Noteholders,   the  Class  A-4
                                     Noteholders,  the Class B Noteholders,  the
                                     Class  C   Noteholders   and  the  Class  D
                                     Noteholders, respectively, on the preceding
                                     Payment  Date.  Interest  Payments  on  the
                                     Notes  are  required  to be  made  on  each
                                     Payment Date to  Noteholders on the related
                                     Record  Date.  See   "Description   of  the
                                     Notes--General"    and    "Application   of
                                     Payments."

                                     The Interest Payments with respect to Class
                                     A-1 Notes will be calculated on the basis of actual days elapsed over a year of 360 days, and with respect to all other Notes, will be calculated on the basis of a year of 360 days consisting of twelve 30-day months.

Principal.........................   On   each   Payment   Date,   each  of  the
                                     Noteholders  will be  entitled  to  receive
                                     payments    of    principal     ("Principal
                                     Payments") to the extent of funds available
                                     as described  herein under  "Description of
                                     the  Notes  --  Available  Funds,"  in  the
                                     priorities     described    herein    under
                                     "Application   of   Payments."    Principal
                                     Payments on the Notes are required to be made on each Payment Date to Noteholders on the related Record Date.

                                     On each Payment  Date,  to the extent funds
                                     are  available   therefor,   the  following
                                     Principal Payments will be paid to the Noteholders in the following priority:

                                     (a)  (i)  to  the  Class  A-1   Noteholders
                                               only,   until   the   Outstanding
                                               Principal Amount on the Class A-1
                                               Notes has been  reduced  to zero,
                                               the Class A Principal Payment (as
                                               defined below), then

                                          (ii) to  the  Class  A-2   Noteholders
                                               only,   until   the   Outstanding
                                               Principal Amount on the Class A-2
                                               Notes has been  reduced  to zero,
                                               the  Class A  Principal  Payment,
                                               then

                                         (iii) to  the  Class  A-3   Noteholders
                                               only,   until   the   Outstanding
                                               Principal Amount on the Class A-3
                                               Notes has been  reduced  to zero,
                                               the  Class A  Principal  Payment,
                                               and

                                          (iv) to  the  Class  A-4  Noteholders,
                                               until the  Outstanding  Principal
                                               Amount on the Class A-4 Notes has
                                               been reduced to zero, the Class A
                                               Principal Payment,

                                     (b)  to the Class B Noteholders,  the Class
                                          B   Principal   Payment   (as  defined
                                          below),

                                     (c)  to the Class C Noteholders,  the Class
                                          C   Principal   Payment   (as  defined
                                          below),

                                     (d)  to the Class D Noteholders,  the Class
                                          D   Principal   Payment   (as  defined
                                          below), and

                                     (e)  to the  extent  that the Class B Floor
                                          (as defined below) exceeds the Class B
                                          Target Investor  Principal  Amount (as
                                          defined below),  the Class C Floor (as
                                          defined  below)  exceeds  the  Class C
                                          Target Investor  Principal  Amount (as
                                          defined  below)  and/or  the  Class  D
                                          Floor (as defined  below)  exceeds the
                                          Class  D  Target  Investor   Principal
                                          Amount (as defined below),  Additional
                                          Principal  (defined  below)  shall  be
                                          distributed,   sequentially,   as   an
                                          additional  principal  payment  on the
                                          Class  A-1  Notes,  Class  A-2  Notes,
                                          Class  A-3  Notes,  Class  A-4  Notes,
                                          Class  B  Notes,  Class C  Notes,  and
                                          Class D Notes as applicable, until the
                                          Outstanding  Principal  Amount of each
                                          Class has been reduced to zero.

                                     The  "Class  A  Principal   Payment"  shall
                                     equal:

                                     (a)  while   the   Class   A-1   Notes  are
                                          outstanding,

                                          (i)  on all Payment Dates prior to the
                                               Class A-1 Stated  Maturity  Date,
                                               the  lesser  of  (1)  the  amount
                                               necessary     to    reduce    the
                                               Outstanding  Principal  Amount on
                                               the  Class  A-1 Notes to zero and
                                               (2) the  difference  between  (A)
                                               the  Aggregate  Discounted  Lease
                                               Balance   as  of   the   previous
                                               Calculation Date (or with respect
                                               to the first  Payment  Date,  the
                                               initial   Aggregate    Discounted
                                               Lease   Balance),   and  (B)  the
                                               Aggregate     Discounted    Lease
                                               Balance   as   of   the   related
                                               Calculation Date, and

                                          (ii) on all Payment Dates on and after
                                               the  Class  A-1  Stated  Maturity
                                               Date,   the  entire   Outstanding
                                               Principal Amount on the Class A-1
                                               Notes and

                                     (b)  after the  Class  A-1 Notes  have been
                                          paid in full, the amount  necessary to
                                          reduce   the   Outstanding   Principal
                                          Amount  on the  Class A  Notes  to the
                                          Class  A  Target  Investor   Principal
                                          Amount  (as  defined  below)  for such
                                          Payment Date.

                                     The  "Class  B  Principal   Payment"  shall
                                     equal:  (a)  while  the Class A-1 Notes are
                                     outstanding,   zero  and  (b)   after   the
                                     Outstanding  Principal  Amount on the Class

                                     A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount (as defined below) and the Class B Floor (as defined below).

                                     The  "Class  C  Principal   Payment"  shall
                                     equal:  (a)  while  the Class A-1 Notes are
                                     outstanding,   zero  and  (b)   after   the
                                     Outstanding  Principal  Amount on the Class
                                     A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount (as defined below) and the Class C Floor (as defined below).

                                     The  "Class  D  Principal   Payment"  shall
                                     equal:  (a)  while  the Class A-1 Notes are
                                     outstanding,   zero  and  (b)   after   the
                                     Outstanding  Principal  Amount on the Class
                                     A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount (as defined below) and the Class D Floor (as defined below).

                                     The  "Class  A  Target  Investor  Principal
                                     Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                     The  "Class  B  Target  Investor  Principal
                                     Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                     The  "Class  C  Target  Investor  Principal
                                     Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                     The  "Class  D  Target  Investor  Principal
                                     Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                     The  Class  A  Target  Investor   Principal
                                     Amount,   the   Class  B  Target   Investor
                                     Principal   Amount,   the  Class  C  Target
                                     Investor  Principal Amount, and the Class D
                                     Target   Investor   Principal   Amount  are
                                     collectively  referred  to  as  the  "Class
                                     Target Investor Principal Amounts."


                                     The "Class A  Percentage"  will be equal to
                                     approximately    86.31%.   The   "Class   B
                                     Percentage"  will be equal to approximately
                                     5.97%. The "Class C Percentage" will be equal to approximately 3.16%. The "Class D Percentage" will be equal to approximately 1.05%.


                                     The "Class B Floor" with respect to each Payment Date means:


                                     (a)  2.15%   of   the   initial   Aggregate
                                          Discounted  Lease  Balance  as of  the
                                          Cut-Off Date, plus


                                     (b)  the   Cumulative   Loss   Amount  with
                                          respect to such Payment Date, minus

                                     (c)  the sum of the  Outstanding  Principal
                                          Amount  of  the  Class  C  Notes,  the
                                          Outstanding  Principal  Amount  of the
                                          Class     D     Notes,     and     the
                                          Overcollateralization  Balance  as  of
                                          the immediately preceding Payment Date
                                          after giving  effect to all  principal
                                          payments made on that day minus

                                     (d)  the amount on  deposit in the  Reserve
                                          Account   after   giving   effect   to
                                          withdrawals to be made on such Payment
                                          Date.

                                     The "Class C Floor" with respect to each Payment Date means:


                                     (a)  1.30%   of   the   initial   Aggregate
                                          Discounted  Lease  Balance  as of  the
                                          Cut-Off Date, plus


                                     (b)  the   Cumulative   Loss   Amount  with
                                          respect to such Payment Date, minus

                                     (c)  the sum of the  Outstanding  Principal
                                          Amount  of the  Class D Notes  and the
                                          Overcollateralization  Balance  as  of
                                          the immediately preceding Payment Date
                                          after giving  effect to all  principal
                                          payments made on that day, minus


                                     (d)  the amount on  deposit in the  Reserve
                                          Account   after   giving   effect   to
                                          withdrawals to be made on such Payment
                                          Date; provided,  however,  that if the
                                          Outstanding  Principal  Amount  of the
                                          Class B Notes is less than or equal to
                                          the  Class  B Floor  on  such  Payment
                                          Date, the Class C Floor will equal the
                                          Outstanding  Principal  Amount  of the
                                          Class   C   Notes   utilized   in  the
                                          calculation  of the  Class B Floor for
                                          such Payment Date.


                                     The "Class D Floor" with respect to each Payment Date means:


                                     (a)  0.85%   of   the   initial   Aggregate
                                          Discounted  Lease  Balance  as of  the
                                          Cut-Off Date, plus


                                     (b)  the   Cumulative   Loss   Amount  with
                                          respect to such Payment Date, minus

                                     (c)  the  Overcollateralization  Balance as
                                          of the immediately  preceding  Payment
                                          Date  after   giving   effect  to  all
                                          principal  payments  made on that day,
                                          minus


                                     (d)  the amount on  deposit in the  Reserve
                                          Account   after   giving   effect   to
                                          withdrawals to be made on such Payment
                                          Date; provided,  however,  that if the
                                          Outstanding  Principal  Amount  of the
                                          Class C Notes is less than or equal to
                                          the  Class  C Floor  on  such  Payment
                                          Date, the Class D Floor will equal the
                                          Outstanding  Principal  Amount  of the
                                          Class   D   Notes   utilized   in  the
                                          calculation  of the  Class C Floor for
                                          such Payment Date.


                                     The Class B Floor, the Class C Floor and the Class D Floor are collectively referred to herein as the "Class Floors."

                                     "Additional Principal" with respect to each Payment Date equals:

                                     (a)  zero,  if  each  of the  Class  Target
                                          Investor  Principal  Amounts  for  the
                                          Class B Notes,  the Class C Notes, and
                                          the   Class  D  Notes   exceed   their
                                          respective   Class   Floors   on  such
                                          Payment Date and

                                     (b)  in each other case the excess, if any,
                                          of

                                          (i)  (A)  the  Outstanding   Principal
                                               Amount  of  the  Notes  plus  the
                                               Overcollateralization  Balance as
                                               of  the   immediately   preceding
                                               Payment Date after giving  effect
                                               to payments on such Payment Date,
                                               minus    (B)    the     Aggregate
                                               Discounted  Lease  Balance  as of
                                               the  related   Calculation  Date,
                                               over

                                          (ii) the sum of the Class A  Principal
                                               Payment,  the  Class B  Principal
                                               Payment,  the  Class C  Principal
                                               Payment,    and   the   Class   D
                                               Principal  Payment  to be paid on
                                               such Payment Date.

                                     The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Aggregate Discounted Lease Balance as of the related Calculation Date over (b) the Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.

                                     The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of

                                     (a)  the total of:

                                          (i)  the Outstanding  Principal Amount
                                               of   the    Notes   as   of   the
                                               immediately   preceding   Payment
                                               Date after  giving  effect to all
                                               principal  payments  made on that
                                               day, plus

                                          (ii) the Overcollateralization Balance
                                               as of the  immediately  preceding
                                               Payment Date, minus


                                         (iii) the lesser of (A) the excess,  if
                                               any, of the Aggregate  Discounted
                                               Lease    Balance    as   of   the
                                               Calculation  Date relating to the
                                               immediately   preceding   Payment
                                               Date,    over    the    Aggregate
                                               Discounted  Lease  Balance  as of
                                               the related  Calculation Date and
                                               (B)  Available   Funds  remaining
                                               after  the   payment  of  amounts
                                               owing the Servicer and in respect
                                               of  interest on the Notes on such
                                               Payment Date, over


                                     (b)  the Aggregate Discounted Lease Balance
                                          as of the related Calculation Date.

Subordination.....................   Payments  of interest on the Class B Notes,
                                     the  Class  C Notes  and the  Class D Notes
                                     will be subordinated in priority of payment
                                     to interest due on the Class A Notes to the
                                     extent described herein. The Class B Notes,
                                     the  Class  C Notes  and the  Class D Notes
                                     will not receive  any  payments of interest
                                     with respect to a  Collection  Period until
                                     the full  amount of interest on the Class A
                                     Notes  relating to such  Collection  Period
                                     has been  allocated  to the  Class A Notes.
                                     Payments  of  interest on the Class C Notes
                                     and the Class D Notes, will be subordinated
                                     in priority  of payment to interest  due on
                                     the Class B Notes to the  extent  described
                                     herein.  The  Class C Notes and the Class D
                                     Notes  will not  receive  any  payments  of
                                     interest   with  respect  to  a  Collection
                                     Period until the full amount of interest on
                                     the   Class  B  Notes   relating   to  such
                                     Collection Period has been allocated to the

                                     Class B Notes. Payments of interest on the Class D Notes will be subordinated in priority of payment to interest due on the Class C Notes to the extent described herein. The Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class C Notes relating to such Collection Period has been allocated to the Class C Notes.

                                     Payments of principal on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Payments of principal on the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class B Notes to the extent described herein. Payments of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class C Notes to the extent described herein.


Reserve Account...................   On any Payment Date, the  Noteholders  will
                                     have the  benefit of funds on deposit in an
                                     account  (the  "Reserve  Account")  to  the
                                     extent  that  there is a  shortfall  in the
                                     amount  available to pay amounts  owing (a)
                                     to the  Trustee,  the  Servicer and to make
                                     interest   payments   on  the   Notes   and
                                     principal  payments  on the Notes  from the
                                     amount of funds on deposit  in the  Reserve
                                     Account. The Reserve Account will be funded
                                     by  an  initial  deposit  of  1.0%  of  the
                                     Initial Aggregate  Discounted Lease Balance
                                     of the  Leases.  Thereafter,  to the extent
                                     provided  in  the   Indenture,   additional
                                     deposits   will  be  made  to  the  Reserve
                                     Account  to the  extent  that the amount on
                                     deposit  in  the   Reserve   Account   (the
                                     "Available  Reserve  Amount")  is less than
                                     the Required Reserve Amount.  The "Required
                                     Reserve  Amount"  equals  the lesser of (a)
                                     1.0% of the  Initial  Aggregate  Discounted
                                     Lease  Balance  of the  Leases  and (b) the
                                     Outstanding  Principal Amount of the Notes.
                                     Amounts on deposit in the  Reserve  Account
                                     in excess of the  Required  Reserve  Amount
                                     will  be   disbursed   to  the   Issuer  in
                                     accordance   with  the  provisions  of  the
                                     Indenture.

                                     If,  on any  Payment  Date,  the  aggregate
                                     amounts  on  deposit  in  the  Distribution
                                     Account  as  of  the  end  of  the  related
                                     Collection  Period and the Reserve  Account
                                     are greater than or equal to the sum of (i)
                                     the remaining  Outstanding Principal Amount
                                     of      the      Notes,       (ii)      the
                                     Overcollateralization  Balance  as of  such
                                     Payment Date, (iii) the accrued and unpaid interest thereon, (iv) the accrued and unpaid Servicing Fee and Trustee Fee, (v) the unreimbursed Servicer Advances, if any, and (vi) any other amounts owed under the Indenture, the amount on deposit in the Reserve Account will be deposited in the Distribution Account and be used to repay the Notes.


Events of Default.................   "Event of Default" under the Indenture with
                                     respect to the Notes shall include any one or more of the following:

                                     (i)  the  failure  to pay  interest  on any
                                          Note  within four (4) days of when due
                                          or principal on any Note by its Stated
                                          Maturity Date;

                                     (ii) the   failure  of  the   Seller,   the
                                          Transferor  or the  Servicer  to  make
                                          payments  or deposits  required  under
                                          the Transaction Documents within three
                                          (3) Business Days;


                                    (iii) the   failure  of  the   Seller,   the
                                          Servicer, the Transferor,  the Issuer,
                                          or the Trustee to perform any covenant
                                          with   respect   to  the   Transaction
                                          Documents,   which   failure   has   a
                                          material   adverse   effect   on   the
                                          Noteholders    and   which   continues
                                          unremedied  for a  period  of 60  days
                                          after  discovery  or  notice  of  such
                                          failure  (provided no such cure period
                                          shall apply to the Seller's failure to
                                          accept the  reassignment  of
                                     any Lease that is not an Eligible Lease, and further provided, only a five (5) day cure period will apply to the Seller's, the Transferor's, the Issuer's or the Trustee's covenant not to grant a security interest in or otherwise create a lien on the Leases);


                                     (iv) any  representation or warranty by the
                                          Seller, the Transferor, the Trustee or
                                          the  Issuer  is  not  correct  in  any
                                          material  respect and  continues for a
                                          period of 60 days after  discovery  or
                                          notice of such failure  (provided that
                                          the  Transferor  and/or the Seller can
                                          "cure"   such   misrepresentation   by
                                          purchasing    the    Leases    related
                                          thereto);


                                     (v)  the  insolvency  of  the  Seller,  the
                                          Transferor or the Issuer; or

                                     (vi) the  Issuer   becomes  an  "Investment
                                          Company."

Registration of Notes.............   Notes will  be  represented by global Notes
                                     registered  in the name of Cede, as nominee
                                     of The Depository Trust Company ("DTC"), or
                                     another nominee. In such case,  Noteholders
                                     will not be entitled to receive  definitive
                                     Notes    representing   such   Noteholders'
                                     interests,   except  in   certain   limited
                                     circumstances    described   herein.    See
                                     "Description  of the  Notes  -- Book  Entry
                                     Registration" herein.


Reacquisition of Lease
Receivables.......................   The  Transferor  and/or the Seller  will be
                                     obligated  to acquire any Lease  Receivable
                                     transferred   pursuant  to  a   Transaction
                                     Document   or  pledged   pursuant   to  the
                                     Indenture    if   the   interest   of   the
                                     Noteholders therein is materially adversely
                                     affected by a breach of any  representation
                                     or warranty  made by the  Transferor or the
                                     Seller with  respect to such  Lease,  which
                                     breach  has not been  cured.  To the extent
                                     that the  Transferor  so acquires any Lease
                                     Receivables,  the Seller will be  obligated
                                     to acquire such Lease  Receivables from the
                                     Transferor    pursuant    to   the   Seller
                                     Contribution     and     Sale     Agreement
                                     contemporaneously   with  the  Transferor's
                                     acquisition of such Lease  Receivables from
                                     the Issuer and the Trustee.  The obligation
                                     of the Transferor to acquire any such Lease
                                     Receivables   with  respect  to  which  the
                                     Seller  has  breached a  representation  or
                                     warranty   is  subject   to  the   Seller's
                                     acquisition of such Lease  Receivables from
                                     the Transferor. In addition, the Transferor
                                     may  from  time to time  reacquire  certain
                                     Lease Receivables or substitute other Lease
                                     Receivables for such Lease  Receivable held
                                     as part of the Pool of  Assets,  subject to
                                     specified   conditions  set  forth  in  the
                                     related Transaction Documents.  Each of the
                                     Seller, the Transferor, the Issuer, and the
                                     Servicer  are  bound  by the  terms  of the
                                     respective  Transaction  Documents  to  act
                                     with  respect  to the  Leases  in a  manner
                                     consonant   with  the   grant   under   the
                                     Indenture  of a  security  interest  in the
                                     Leases,   the  Lease  Receivables  and  the
                                     related  Equipment to the Trustee,  for the
                                     benefit of the  Holders  of the Notes.  Any
                                     attempted  sale,  pledge or delivery of the
                                     Leases to a third party in violation of the
                                     terms of the  Transaction  Documents by any
                                     of the Seller, the Transferor,  the Issuer,
                                     or the Servicer  would be actionable by the
                                     Trustee  on  behalf of the  Holders  of the
                                     Notes against any such  wrongful  party for
                                     breach of  conduct  and for  negligence  or
                                     wrongful  misconduct,  as the  case may be,
                                     and any such wrongful party shall be liable
                                     for   damages   occasioned   by  any   such
                                     wrongdoing.


Servicing.........................   The  Servicer  will  be   responsible   for
                                     servicing,   making   collections   on  and
                                     otherwise   enforcing   the   Leases.   The
                                     Servicer  will be required to exercise  the
                                     degree  of  skill  and  care in  performing
                                     these   functions   that   it   customarily
                                     exercises with respect to similar contracts
                                     owned  by the  Servicer.  On  each  Payment
                                     Date,  the  Servicer  will be  entitled  to
                                     receive  a  monthly  fee  for  the  related
                                     Collection  Period  (the  "Servicing  Fee")
                                     equal to the  product  of (i)  one-
                                     twelfth,  (ii)  0.50% (the  "Servicing  Fee
                                     Rate") and (iii) the  Aggregate  Discounted
                                     Lease  Balance  as of the first day of such
                                     Collection  Period,   payable  out  of  the
                                     Distribution Account (as defined herein), as compensation for acting as Servicer.

                                     Except as hereinafter  provided, on the day
                                     prior to any Payment Date, the Servicer may
                                     make an advance (a  "Servicer  Advance") to
                                     the  Trustee  in an  amount  sufficient  to
                                     cover  all  amounts  due and  unpaid on any
                                     Delinquent   Lease   as  of  the   previous
                                     Calculation Date ("Delinquency Amounts"). A
                                     "Delinquent  Lease"  will  mean,  as of any
                                     Calculation  Date,  any Lease (other than a
                                     Lease which became a Defaulted  Lease prior
                                     to such  Calculation  Date) with respect to
                                     which  the  Lessee  has not paid all  Lease
                                     Payments  then  due.  With  respect  to any
                                     Delinquent  Lease,  whenever  the  Servicer
                                     shall  have  determined  that  it  will  be
                                     unable to recover a  Delinquency  Amount or
                                     portion thereof on such  Delinquent  Lease,
                                     the  Servicer  shall  not  make a  Servicer
                                     Advance on such  unrecoverable  Delinquency
                                     Amount  or  portion  thereof,  but  will be
                                     required to enforce its remedies (including
                                     acceleration)  under  such  Lease.  In  the
                                     event   that   the   Servicer    reasonably
                                     determines   that  any  Servicer   Advances
                                     previously  made  will  not  ultimately  be
                                     recovered from the related Lease and, thus,
                                     are   "Nonrecoverable   Advances,"  or  any
                                     Delinquent Leases for which the Servicer has made advances of Delinquency Amounts in respect thereof become Defaulted Leases, then the Trustee shall have the right to draw on the Distribution Account to repay such Servicer Advances.


                                     Under the Servicing Agreement, a Lease will
                                     constitute  a  "Defaulted   Lease"  at  the
                                     earlier  of the  date on  which  (i)  Lease
                                     Payments are due and unpaid for more than 120 days or (ii) such Lease has been charged off by the Servicer in accordance with its standard servicing procedures.

                                     Under certain  limited  circumstances,  the
                                     Servicer may resign or be removed, in which
                                     event the Trustee or a qualified  successor
                                     servicer  designated by the Trustee will be
                                     appointed   as  successor   Servicer   (the
                                     "Successor Servicer").


                                     The Servicer will be required to cause amounts collected on the Lease Receivables on behalf of the Issuer to be deposited in a distribution account (the "Distribution Account") maintained in the name of the Trustee, within two Business Days of their receipt by the Servicer.


                                     On the  third  Business  Day  prior to each
                                     Payment Date (each,  a  "Reporting  Date"),
                                     the Servicer shall be required to deliver a
                                     monthly  Servicer Report to (i) the Trustee
                                     on  behalf  of the  Noteholders,  (ii) each
                                     Rating Agency (as defined herein) and (iii)
                                     the   Underwriter   (as   defined   herein)
                                     detailing amounts received on the Leases in
                                     respect   of  the   immediately   preceding
                                     Collection   Period   and   available   for
                                     distribution on the Payment Date.


                                     In order to avoid excessive  administrative
                                     expense, the Servicer will be permitted, at
                                     its option,  to  purchase  from the Pool of
                                     Assets,  as of the  end  of any  Collection
                                     Period  immediately   preceding  a  Payment
                                     Date,  if the  Discounted  Lease Balance of
                                     the Leases is less than ten  percent  (10%)
                                     of the Initial  Aggregate  Discounted Lease
                                     Balance    in    respect   of   the   Lease
                                     Receivables,  all such remaining Leases and
                                     Lease  Receivables  at a price equal to the
                                     sum of the  Discounted  Lease  Balances  of
                                     such  remaining   Leases  as  of  the  such
                                     Payment Date (a "Clean-Up Call"). The Notes will be redeemed following such purchase.

Lease Substitution................   The  Seller  shall  have the right (but not
                                     the  obligation)  to  substitute a Lease (a
                                     "Substitute Lease') for any Lease which defaults, is the subject of a

                                     Casualty  Loss or is  subject to a Warranty
                                     Event. The Issuer shall have the right (but
                                     not the  obligation)  to substitute a Lease
                                     Receivable (an "Additional  Lease") for any
                                     Lease  Receivable  which  becomes  an Early
                                     Termination   Lease  as  a   result   of  a
                                     prepayment.     Substitute    Leases    and
                                     Additional  Leases, as applicable,  must be
                                     at least equal in Discounted  Lease Balance
                                     and comparable in terms of credit  quality,
                                     periodic      payment,       and      other
                                     characteristics; provided, that in no event
                                     shall  the  maturity   date  of  any  Lease
                                     substituted  for a Lease  removed  from the
                                     Pool  of  Assets  in  accordance  with  the
                                     Indenture   and  the  related   Transaction
                                     Documents be later than the last maturity date of any Lease then in the Pool of Assets.


Legal Aspects
of the Leases.....................   With  respect to the transfer of the Leases
                                     to the Issuer  pursuant  to the  Transferor
                                     Contribution  and  Sale  Agreement  or  the
                                     pledge  of the  Issuer's  right,  title and
                                     interest in and to such Leases on behalf of
                                     Noteholders pursuant to the Indenture,  the
                                     Transferor will warrant, in each case, that
                                     such  transfer  is either a valid  transfer
                                     and  assignment of the Leases to the Issuer
                                     or the grant of a security  interest in the
                                     Leases.  The Transferor shall warrant that,
                                     if the transfer or  assignment by it to the
                                     Issuer or to the  Noteholders  is deemed to
                                     be  a  grant  to  the   Issuer  or  to  the
                                     Noteholders  of a security  interest in the
                                     Leases,  then the Issuer or the Noteholders
                                     will  have  a  first   priority   perfected
                                     security  interest   therein,   except  for
                                     certain  liens  which  have  priority  over
                                     previously  perfected security interests by
                                     operation   of  law,   and,   with  certain
                                     exceptions, in the proceeds thereof.

Optional Redemption...............   The Issuer will have the option, subject to
                                     certain   conditions   set   forth  in  the
                                     Indenture,  to  prepay  all of the Notes on
                                     any  Payment  Date on which  the  Aggregate
                                     Discounted  Lease  Balance is less than 10%
                                     of the Initial  Aggregate  Discounted Lease
                                     Balance (an "Optional Redemption").  In the
                                     event such option is exercised,  the entire
                                     outstanding principal balance of the Notes,
                                     together with accrued  interest  thereon at
                                     the  respective   Note  Interest  Rate,  as
                                     applicable, will be required to be paid to the Noteholders on such Payment Date.


Limited Repurchase
Obligation........................   In  the   Seller   Contribution   and  Sale
                                     Agreement,  the  Seller  will make  certain
                                     representations and warranties with respect
                                     to,   among   other   things,   the   Lease
                                     Receivables.  The Seller will be  obligated
                                     to  repurchase  a Lease  Receivable  within
                                     three Business Days of the Calculation Date
                                     which   follows  the   occurrence  of  such
                                     Warranty  Event,  unless  it has  otherwise
                                     substituted a Substitute Lease therefor, if
                                     the  interest of the Issuer,  the  Trustee,
                                     the   Transferor  or  the   Noteholders  is
                                     materially adversely affected by a breach of such a representation or warranty made by the Seller with respect to such Lease
                                     Receivable and if such breach has not been cured as of 30 days following the Seller's discovery or receipt of notice of such breach.

                                     In the  Transferor  Contribution  and  Sale
                                     Agreement, the Transferor will make certain
                                     representations and warranties with respect
                                     to,   among   other   things,   the   Lease
                                     Receivables.   The   Transferor   will   be
                                     obligated to repurchase a Lease  Receivable
                                     within   three   Business   Days   of   the
                                     Calculation    Date   which   follows   the
                                     occurrence of such Warranty Event unless it has otherwise substituted a Substituted Lease therefor, if the interest of the Issuer, the Trustee or the Noteholders is materially adversely affected by a breach of such a representation or warranty made by the Transferor with respect to such Lease Receivable and if such breach has not been cured as of 30 days following the Transferor's discovery or receipt of notice of such breach.

Tax Considerations................   Subject to the discussion below,  under the
                                     Internal  Revenue  Code of 1986  (the  "Tax
                                     Code"),    as   amended,    and    existing
                                     regulations,   administrative   rules   and
                                     judicial decisions, Tax Counsel (as defined
                                     herein)  is  of  the  opinion   that  under
                                     existing  law  the  Offered  Notes  will be
                                     characterized  as indebtedness  for federal
                                     income tax purposes.  Under the Transaction
                                     Documents, the Transferor,  the Issuer, the
                                     Seller,  the Servicer,  the Noteholders and
                                     other parties will agree to treat the Notes
                                     as debt for all income tax  purposes.  As a
                                     result,  a portion  of each  payment on the
                                     Notes will be treated as interest.  Holders
                                     of the  Offered  Notes will be  required to
                                     include  interest  paid or  accrued  on the
                                     Offered  Notes in gross  income.  Principal
                                     Payments on the Offered  Notes  should,  to
                                     the extent of the Noteholder's basis in the
                                     Offered Notes allocable thereto, be treated
                                     as  a  return  of  capital.  See  "Material
                                     Federal Income Tax Consequences" herein for
                                     additional   information   concerning   the
                                     application of federal income tax laws.

ERISA Considerations..............   The  acquisition  of Notes  by an  employee
                                     benefit   plan   subject  to  the  Employee
                                     Retirement  Income Security Act of 1974, as
                                     amended  ("ERISA")  or  the  provisions  of
                                     Section  4975 of the Tax  Code (a  "Plan"),
                                     could  result in a  prohibited  transaction
                                     under  "ERISA" or  Section  4975 of the Tax
                                     Code, unless such acquisition is subject to
                                     a statutory  or  administrative  exemption.
                                     Therefore,  the acquisition and transfer of
                                     the   Notes   are    subject   to   certain
                                     restrictions. See "ERISA Considerations."


Ratings...........................   It is a  condition  to the  issuance of the
                                     Notes  that the  Class  A-1  Notes be rated
                                     "A-1+"  by  Standard  and  Poor's   Ratings
                                     Services,   a  Division   of  McGraw   Hill
                                     Companies  ("S&P")  and  "D-1+"  by  Duff &
                                     Phelps Credit Rating Co. ("DCR"), the Class
                                     A-2  Notes be rated  "AAA" by S&P and "AAA"
                                     by DCR,  the Class A-3 Notes be rated "AAA"
                                     by S&P and  "AAA"  by DCR,  the  Class  A-4
                                     Notes  be rated  "AAA" by S&P and  "AAA" by
                                     DCR,  the Class B Notes be rated "A" by S&P
                                     and "A" by DCR,  the Class C Notes be rated
                                     "BBB"  by S&P and  "BBB"  by  DCR,  and the
                                     Class D Notes be rated "BB" by S&P and "BB"
                                     by DCR (each of S&P and DCR are referred to
                                     herein   as   a   "Rating    Agency,"   and
                                     collectively as the "Rating  Agencies").  A
                                     security rating is not a recommendation  to
                                     purchase,  hold or sell Notes  inasmuch  as
                                     such  rating  does not comment as to market
                                     price  or  suitability   for  a  particular
                                     investor. Ratings address the likelihood of
                                     timely payment of interest and the ultimate
                                     payment of principal on the Notes  pursuant
                                     to their  terms.  Ratings  will not address
                                     the   likelihood  of  an  early  return  of
                                     invested   principal.   There   can  be  no
                                     assurance that any rating will remain for a
                                     given  period of time or that a rating will
                                     not be lowered or withdrawn entirely if, in
                                     the   judgment   of  any   Rating   Agency,
                                     circumstances in the future so warrant. See
                                     "Ratings " herein.

                                  RISK FACTORS

     Prospective Noteholders should consider, among other things, the following factors in connection with the purchase of the Notes:

     You May Not Be Able to Sell Your Notes. There can be no assurance that a secondary market for the Notes of any Class will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of such Notes. Although the Underwriter intends to establish and maintain a secondary market in such Notes, it shall not be obligated to do so. The Notes will not be listed on any securities exchange.

     A Third Party May Acquire the Leases and/or Competing Claims to Ownership of the Leases. In connection with the issuance of any Notes, the Seller will transfer Leases to the Transferor. The Seller will warrant in the Seller Contribution and Sale Agreement that the transfer of the Leases by it to the Transferor is a valid assignment, transfer and conveyance of such Leases. The Transferor will warrant in the Transferor Contribution and Sale Agreement that the transfer of the Leases to the Issuer is a valid assignment, transfer and conveyance of the Leases to the Issuer, and that upon the Issuer's pledge of the Leases to Trustee, that the Trustee for the benefit of the Noteholders will have a valid security interest in such Leases. The Transaction Documents provide that the Servicer will be required to maintain possession of the original copies of all Leases that constitute chattel paper. If the Transferor, the Servicer, the Issuer, or the Seller, while in possession of the Leases, sells or pledges and delivers such Leases to another party, in violation of a Transaction Document, such violating party will be fully responsible to the Noteholders for its conduct or intentional wrongdoing, but there is a risk that such other party could acquire an interest in such Leases having a priority over the Issuer's interest. Furthermore, if the Transferor, the Servicer, or the Seller, while in possession of the Leases, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Leases. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes. If successful, such attempt could result in losses to the Noteholders or an acceleration of the repayment of the Notes, or both. The Seller and the Transferor will make certain representations and warranties with respect to the ownership of the Leases as of the date of the transfer to the Transferor, the Issuer and the pledge to the Trustee, respectively. The Seller will be obligated to acquire any Lease if there is a breach of such representations and warranties that materially adversely affects the interests of the Transferor, the Issuer or the Trustee on behalf of the Noteholders in such Lease and such breach has not been cured.

     Certain Security Interests Are Not Perfected and Other Creditors May Have Rights to the Equipment. The Seller will also contribute all of its right, title and interest in and to the related Equipment to the Transferor or to the Issuer. The Seller Contribution and Sale Agreement shall require the Seller to make certain representations and warranties with respect to the transfer of title and, in the alternative, perfection and priority of a security interest, if any, in the Equipment. The Transferor may also transfer the Equipment to the Issuer and/or may pledge all of its right, title and interest in and to such Equipment to the Issuer. Pursuant to the Transferor Contribution and Sale Agreement, the Transferor may warrant (a) if the Transferor transfers such Equipment to the Issuer, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Issuer or it has granted to the Issuer a security interest in such Equipment, or (b) if the Transferor retains title, that it has granted to the Issuer a valid security interest in such Equipment. The Issuer may pledge all of its right, title and interest in and to such Equipment to the Trustee under an Indenture. If the Issuer were to grant a security interest in such Equipment to the Trustee, the Issuer would make or assign certain similar representations and warranties with respect to the transfer of title and the perfection and priority of a security interest in the Equipment.

     As specified herein, because of the administrative burden and expense that would be entailed in so doing, neither the Seller nor the Transferor will file, or necessarily will be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the Issuer or the Trustee for the benefit of the Noteholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the Issuer, or the Trustee. As a result the Issuer or the Trustee could lose priority of its security interest in such Equipment. Neither the Seller nor the Transferor will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date the Issuer receives an interest in such Equipment. See "Legal Aspects of the Leases ."

     The Issuer may not Realize the Full Amount Due on a Lease After Repossession and Disposition of Equipment. All Leases will provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the Seller or any other person or entity whatsoever. The Seller and the Transferor will warrant, to the best of its knowledge, that no claims or defenses have been asserted or threatened with respect to the Leases and that all requirements of applicable law with respect to the Leases have been satisfied.

     In the event that the Transferor or the Issuer must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Leases, the Issuer may not realize the full amount due on a Lease (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Lease include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.


     Insolvency of the Transferor May Reduce Payments to Noteholders. The Transferor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Seller or the Transferor (the Seller and the Transferor, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the Pool of Assets becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. The Transferor is a limited-purpose subsidiary of Charter created pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Transferor would not result in a court's concluding that the assets and liabilities of the Transferor should be consolidated with those of the Seller in a proceeding under any Insolvency Law.


     The Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement and the Indenture will generally require that the Seller contribute the Lease Receivables to the Transferor which in turn will transfer such Lease Receivables to the Issuer, and the Issuer will pledge the Lease Receivables to the Trustee on behalf of the Noteholders.

     With respect to the Lease Receivables, the Trustee and all Noteholders will covenant that they will not at any time institute against the Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


     While the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to their deposit into the Distribution Account and, in the event of the bankruptcy of the Seller, the Transferor, the Issuer, or the Trustee may not have a perfected interest in such collections.


     The Transferor believes that the transfer of the Lease Receivables by the Seller to the Transferor should be treated as a valid assignment, transfer and conveyance of such Lease Receivables. However, in the event of an insolvency of the Seller, a competing creditor or a trustee in bankruptcy, among other remedies, could attempt to have a court recharacterize the transfer of the Lease Receivables by the Seller to the Transferor as a borrowing by the Seller from the Transferor or the related Noteholders, secured by a pledge of the Lease Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Notes and liquidate the Lease Receivables, with the Noteholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Note Interest Rate to the date of payment. Thus, the Noteholders could lose the right to future payments of interest and might incur reinvestment losses. In the event the Issuer is rendered insolvent, the Trustee, in accordance with the Indenture, will promptly sell, dispose of or otherwise liquidate the Lease Receivables in a commercially reasonable manner on commercially reasonable terms.

     The proceeds from any such sale, disposition or liquidation of the Lease Receivables will be treated as collections on the Lease Receivables. If the proceeds from the liquidation of the Lease Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss.

     Lessees of the Equipment may be entitled to assert against the Seller, the Transferor, or the Issuer claims and defenses which they have, if any, against the Seller with respect to the Lease Receivables. The Seller will warrant that no such claims or defenses have been asserted or threatened with respect to the Lease Receivables and that all requirements of applicable law with respect to the Lease Receivables have been satisfied.

     Technological Obsolescence of the Equipment May Reduce Value of the Collateral. In the event a Lease becomes a Defaulted Lease and the Lessee (and any guarantor) has insufficient assets available to pay the Lease payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Lease, the Issuer may not recover the entire amount due on such Lease. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.


     The Pool of Assets is the Sole Source of Support for the Notes and There is No Recourse Against the Affiliates of the Issuer. As described more fully herein, distributions of interest and principal on certain Classes of Notes will be subordinated in priority of payment to interest and principal due on other Classes of Notes. Moreover, the Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Lease Receivables. The Notes represent solely debt secured by the Pool of Assets, and will not represent a recourse obligation to other assets of the Seller or of the Transferor. No Notes will be insured or guaranteed by the Seller, the Transferor, the Servicer, or the Trustee. Consequently, Holders of the Notes must rely for repayment primarily upon payments on the Lease Receivables.


     Prepayments and Related Reinvestment Risk May Reduce Yield to Noteholders. Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the related Leases, the rate of payment of principal on the Notes cannot be predicted. Payments on the Leases will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Leases), payments upon the liquidation of Defaulted Leases, payments upon acquisitions by the Seller, the Servicer or the Transferor of Leases from the Pool of Assets on account of a breach of certain representations and warranties in the related Transaction Document, and payments upon an optional acquisition by the Seller, the Servicer or the Transferor of Leases from the Pool of Assets (any such voluntary or involuntary prepayment or other early payment of a Lease, a "Prepayment"). The rate of early terminations of Leases due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Notes will be borne by the Noteholders.

     The Transferor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Leases cannot be predicted and is influenced by a wide variety of economic and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that the Pool of Assets will experience. The Noteholders will bear all reinvestment risk resulting from the timing of payments in the Notes.


     Further, the Issuer will have the option to prepay all of the Notes on any Payment Date on which the Aggregate Discounted Lease Balance is less than 10% of the Initial Aggregate Discounted Lease Balance. In addition, the Servicer will be permitted, at its option, to purchase all of the remaining Lease Receivables in the Pool of Assets as of the end of any Collection Period on which the Aggregate Discounted Lease Balance is less than 10% of the Initial Aggregate Discounted Lease Balance pursuant to a Clean-Up Call for an amount equal to the sum of all amounts which remain to be paid under the Indenture. The Noteholders will bear all reinvestment risk resulting from an early redemption occasioned by an Optional Redemption or a Clean-Up Call.

     Noteholders should consider, in the case of Offered Notes purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Lease Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Offered Notes purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Lease Receivables or an Optional Redemption of the Notes by the Issuer or the exercise of a Clean-Up Call by the Servicer could result in an actual yield that is less than the anticipated yield.


     State Law and Other Factors May Impede Recovery Efforts and Affect the Ability of the Issuer to Recoup the Full Amount Due on the Leases. Certain states have adopted a version of Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Article 2A may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the Lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." Article 2A, however, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

     If a Lease Relating to "Soft Items" Becomes a Defaulted Lease, the Recovery of Proceeds from the Soft Items may be Negligible. Certain Leases may relate to software and services that are not owned by the Seller and/or other items which have little or no collateral value ("Soft Items") and in which no related interest will be transferred to the Issuer. Accordingly, if any such Lease becomes a Defaulted Lease, the recovery of any proceeds from the related software, services and Soft Items from which to satisfy any unpaid payments under such Leases may be negligible. Such Leases may be susceptible to prepayment risk due to obsolescence or technological change which may cause the Notes to prepay somewhat earlier, which may expose the related Noteholders to a greater investment risk.

     The Inability Of the Seller to Reacquire Lease Receivables may Result in Losses and Payment Delays to the Noteholders. The Seller will make representations and warranties with respect to certain matters relating to the Lease Receivables. In certain circumstances, the Seller will be required to reacquire the Lease Receivables with respect to which such representations and warranties have been breached. In the event that the Seller is incapable of complying with its reacquisition obligations and no other party is obligated to perform or satisfy such obligations, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

     Risks Associated with Year 2000 Compliance. Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00." This could cause many computer applications to fail completely or create erroneous results unless corrective measures are taken. The Servicer utilizes some software and related computer hardware technologies essential to its operations that may be affected by the Year 2000 issues. To evaluate its state of readiness to Year 2000 issues, the Servicer has performed software and hardware testing on all of its existing systems. As of the date of this statement, the Servicer believes that all of its computer applications are Year 2000 compliant. The Servicer has received verbal confirmation from each of its third party software vendors that their systems are Year 2000 compliant and the Servicer is currently in the process of submitting requests to third party software vendors requesting written confirmation of Year 2000 compliance. It is planned that all new software contracts will require a stipulation of Year 2000 compliance and written certification thereof from the vendor.


     The Substitution of Leases May Adversely Affect Cashflow and May Decrease the Yield on the Notes. The Seller shall have the right (but not the obligation) to substitute a Lease Receivable for any Lease Receivable which defaults, prepays or is subject to a Warranty Event. Substitute Lease Receivables must be at least equal in Discounted Lease Balance and comparable in terms of credit quality, monthly payment, and other characteristics for the Lease Receivables for which they are substituted, provided, that in no event shall the maturity date of any Lease Receivable substituted for a Lease Receivable removed from the Pool of Assets in accordance with the Indenture and the related Transaction Documents be later than the last maturity date of any Lease Receivable. In the event (and only to the extent) that the Seller makes such a substitution, the amount (or portion thereof) received by the Issuer with respect to a Prepayment will be allocated directly to the Seller and the payments with respect to the related Notes will be dependent upon the scheduled payments received on such Substitute Lease Receivables. Accordingly, payments of principal of and interest on the Notes may be dependent, in part, upon payments received on such Substitute Lease Receivables. In addition, with respect to the Notes, to the extent that the Seller does not substitute one or more Lease Receivables as Substitute Lease Receivables in connection with the prepayment of a Lease Receivable, the Aggregate Discounted Lease Balance will be decreased, causing the weighted average life of the Notes to be decreased. As such Noteholders may receive principal earlier than they may otherwise anticipated on the Notes, and, therefore, Noteholders may be faced with reinvestment alternatives which yield returns on investments may be significantly lower than obtained from the Notes.


     Geographic and Other Concentrations of the Leases May Adversely Affect the Leases. As of the Cut-Off Date, Obligors with respect to 20.30% and 17.71% of the Leases (based on Aggregate Discounted Lease Balance and mailing addresses as of the Cut-Off Date) were located in California and New York, respectively. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency, loan loss or repossession experience of the Issuer with respect to the Leases.


     In addition, prospective investors should note that as Substitute Leases are transferred into the Pool of Assets any payments in respect of principal (including payments in the form of voluntary prepayments and the repurchase prices for any Leases repurchased due to breaches of representations and warranties) are received with respect to Leases, the remaining Leases as a group may exhibit increased concentration with respect to the type of Leases, Lease characteristics, number of Obligors and affiliated Obligors and geographic location. Because principal on the Notes is payable in sequential order, Classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

                               THE POOL OF ASSETS


     The property of the Issuer (the "Pool of Assets") will consist of a portfolio and related property of finance leases, leases intended as security agreements, installment sale contracts, loan contracts, synthetic leases and/or rental stream obligations, together with all monies (including accrued interest) due thereunder on or after the Cut-Off Date or, in the case of Substitute Leases, the related Transfer Date, received relating thereto (the "Leases") and the ownership or security interests, if any, held by the Transferor in the Equipment originated by the Seller and underwritten to Charter's credit and collections policies. In addition, the Pool of Assets will include (i) funds on deposit in any Trust Accounts established and maintained by the Servicer pursuant to the Indenture or the Servicing Agreement; (ii) the rights to proceeds from certain insurance policies covering the Equipment; (iii) the interest of the Transferor in any proceeds from recourse to Vendors on Lease payments; (iv) other rights of the Transferor under the Seller Contribution and Sale Agreement conveyed under the Transferor Contribution and Sale Agreement; and (v) all proceeds of the foregoing.


     The Lease Receivables included in the Pool of Assets will be either (i) originated by the Seller, (ii) originated by various Vendors and acquired by the Seller or (iii) acquired by the Seller from sellers or other originators of Lease Receivables.

     The Equipment underlying the Lease Receivables included in the Pool of Assets generally will be limited to personal property which is leased or financed by the Seller or the originator from which the Seller acquired the Lease Receivables to the Lessee pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. However, certain Leases may also have as additional security a security interest in related fixtures or be additionally secured by mortgages on related real property. The Issuer will not have any residual interest in the Equipment after the related Lease Receivable has been paid in full.

     The Lease Receivables will be acquired by the Transferor from the Seller pursuant to the Seller Contribution and Sale Agreement. The Lease Receivables included in the Pool of Assets will be selected from those lease receivables held by the Seller based on the criteria specified in the applicable Transaction Document and described herein.

     On or prior to the Closing Date on which the Notes are delivered to Noteholders, the Transferor will transfer the Pool of Assets to the Issuer pursuant to the Transferor Contribution and Sale Agreement between the Transferor and the Issuer. Thereupon, the Issuer shall enter into the Indenture with the Trustee, relating to the issuance of the Notes that will be secured by the Lease Receivables.

     The Lease Receivables comprising the Pool of Assets will generally have been originated by the Seller or acquired by the Seller from Vendors or from other obligees in accordance with the Seller's specified underwriting criteria. Charter's Lease underwriting procedures focus primarily upon the credit quality of the related obligor. As such, the underwriting procedure does not principally depend upon a credit support analysis which is based upon the estimated liquidation value of any related Equipment. Accordingly, when making investment decisions with respect to the Notes, potential investors and Holders of the Notes should not rely upon the value of any of the related Equipment in the event of the liquidation of any Leases hereunder.

                                   THE ISSUER

     The Issuer is a limited purpose bankruptcy-remote limited liability company organized under the laws of the State of Delaware. The Issuer was organized for the limited purpose of engaging in the transactions described herein, particularly to acquire the Pool of Assets from the Transferor pursuant to the Transferor Contribution and Sale Agreement, to issue the securities pursuant to the Indenture, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Issuer is restricted by the LLC Agreement from engaging in other activities. In addition, its organizational documents require the Issuer to operate in a manner intended to minimize the risk that it would be consolidated in the bankruptcy estate of Charter or its Affiliates in the event that Charter or any of its Affiliates becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 530 Fifth Avenue, New York, New York 10036.


     The Issuer was established pursuant to a Certificate of Formation dated as of September 21, 1998, as amended as of May 17, 1999. The Issuer is governed pursuant to that certain Limited Liability Company Operating Agreement dated as of September 21, 1998, as amended as of May 17, 1999 and as of August 8, 1999 (the "LLC Agreement"), which describes the administration of the Issuer.


                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION

     As of the date of this Prospectus, the Issuer has had no operating history. The net proceeds of the sale of the Offered Notes will be distributed to the owners of the Issuer. See "Use of Proceeds." The Issuer is prohibited by the LLC Agreement from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment) from Charter Financial, Inc. and its affiliates, (ii) the issuance of notes collateralized by its assets and
(iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by the LLC Agreement to only such activities that relate to the leases and lease receivables. The Leases which secure the Notes under the Indenture will be acquired from Charter. Information concerning the general delinquency and loss experience of Charter's lease portfolio is set forth under "Charter's Leasing Business-Delinquency Procedures and Loss Experience". Charter's loss experience is statistically limited in absolute numbers. As such, the Issuer is unable to discern any material trends when evaluating Charter's loss experience on the basis of the equipment type associated with the Leases.

                                   THE LEASES

     The Lease Receivables consist of the Leases and a security interest in the Equipment. The Issuer will not have any residual interest in the related Equipment after the Lease Receivable has been paid in full.


     No one vendor or group of vendors accounted for a material portion of the Leases.


Eligible Leases

     The following eligibility requirements apply to all Leases purchased by the Transferor on or prior to the Cut-Off Date and all Substitute Leases (any Lease meeting such requirements, an "Eligible Leases"). All Eligible Leases have been originated in the ordinary course of the Seller's business and comply with the Seller's credit and collections policies.

     As of the Cut-Off Date, or if a Lease is substituted or added, on the day of such substitution or addition (the related "Transfer Date"), the Seller will represent and warrant that each of the Leases shall comply with the following:

          (i) the Lease is a valid and binding obligation of the Lessee enforceable against such Lessee in accordance with its terms (except as may be limited by bankruptcy laws, other laws affecting creditor's rights in similar transactions generally, and judicial powers of equity);

          (ii) the Lease constitutes a non-cancellable, "hell or high water" obligation of the Lessee and requires the Lessee to make all Lease Payments thereon regardless of the condition of the Equipment to which the Lease relates;


          (iii) the Lease is non-cancellable by the Lessee and does not contain early termination options (except for a Lease which contains early termination or prepayment clauses, which requires the Lessee to pay the Prepayment Amount under such Lease upon such cancellation or prepayment);


          (iv) all payments payable under the Lease are absolute, unconditional obligations of the Lessee without right to offset for any reason;

          (v) the Lease requires the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

          (vi) the Lease does not materially violate any U.S. or state laws;

          (vii) the Lease provides for periodic payments;


          (viii) in the event of a Casualty Loss with respect to the Lease, the Lessee, at the Lessee's expense, is required to replace the Equipment with like equipment in good repair, acceptable to the Servicer or pay at a minimum the outstanding principal or net book value of the Leases and any applicable make whole premium, if any;

          (ix) the Lease was originated by the Seller, or was acquired by the Seller in a "true sale" in the ordinary course of its business and in a manner which satisfies the underwriting practices set forth in the Credit and Collection Policy as in effect from time to time;


          (x) the Lease has been sold to the Seller free and clear of any Liens other than Permitted Encumbrances;

          (xi) the Lease is assignable without prior written consent of the Lessee;


          (xii) the Lease is denominated and payable only in U.S. dollars, the Lessor is located in the United States and one or more Lessees who are fully liable under the Lease are located in the United States;


          (xiii)  the Lease is not a  "consumer  lease"  within  the  meaning of
     Article 2A of the UCC in any jurisdiction where such Article 2A has been adopted and governs the construction thereof;


          (xiv) the Lease, to the extent such Lease was reacquired by the Seller from an affiliate prior to its conveyance in this transaction, was acquired by the Seller in a "true sale";


          (xv) no adverse selection was used in selecting the Lease for transfer to the Transferor;

          (xvi) the Lessee has represented to the Seller or Vendor that it has accepted the Equipment;

          (xvii) the Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

          (xviii) the Lease is not a Defaulted Lease;


          (xix) the maximum remaining term of the Lease does not exceed 84 months;

          (xx) the Lease is not more than 60 days past due at time of transfer to the Transferor;

          (xxi) at least one Lease Payment has been paid by the Lessee on such Lease;

          (xxii) at the time that the Seller conveyed its right, title and interest in the Lease and the related Equipment, the Seller had no knowledge that any item of such Equipment had suffered any loss or damage which has not been repaired;

          (xxiii) at the time that the Seller conveyed its right, title and interest in the Lease and the related Equipment, such Lease shall not have been amended, altered or modified in any respect, except in writing and all such writings shall be contained in the Lease File in which the Lease itself is contained;

          (xxiv) at the time that the Seller conveyed its right title and interest in the Lease and the related Equipment, (A) except to the extent that payments have been previously received on such Lease, the Lessee will not have been released, in whole or in part, from any of its obligations in respect of such Lease, (B) except as shown in the Lease File, no Equipment related to such Lease will have been released, in whole or in part, from such Lease, and (C) except as shown in the Lease File, neither the operation of the Lease nor the exercise of any rights thereunder, nor the execution of any instrument, nor the occurrence of any facts or circumstances, has rendered or will render such Lease unenforceable, in whole or in part, or subject such Lease or any related Equipment to any right of rescission, setoff, counterclaim or defense (including, without limitation, the defense of usury);

          (xxv) with respect to a Lease which had been acquired by Charter Financial, Inc. from a third party originator, other than an affiliate of Charter Financial, Inc., UCC filings have been filed to reflect the assignment of the security interest from the third party originator to Charter Financial, Inc.; and

          (xxvi) with respect to a Lease which is a Finance Lease, Charter Financial, Inc. has made all necessary UCC filings in all states where the related Equipment is located, naming the Lessee as debtor and Charter Financial, Inc. as secured party, to perfect the security interest of Charter Financial, Inc. in such Equipment.


     The Seller also represents and warrants that as of the Cut-Off-Date:


          (i) no more than 2.5% of the Leases by Discounted Lease Balance have Equipment which is subject to certificate of title regulations in any jurisdiction;


          (ii) the information set forth in the Schedule of Leases is true and correct;


          (iii) no less than 98% of the Leases by Discounted Lease Balance are Finance Leases;

          (iv) no less than 96% of the Leases by Discounted Lease Balance provide that by the end of the lease term, the Lessee may elect to purchase the related Equipment upon the exercise of a nominal purchase option; and

          (v) no less than 98% of the Leases by Discounted Lease Balance have Lease Payments which are scheduled to be paid in monthly intervals.


     "Credit and Collection Policies" means those credit and collection policies and practices of Charter relating to leases and lease receivables generally as in effect from time to time.

     "Finance Lease" means a Lease whereby the originator is deemed to have made a loan to the Lessee, which loan is secured by the Lessee's ownership interest in the related Equipment, and the lease or installment payments thereon represent repayment on such loan.


     "Permitted Encumbrance" means any of the following: (a) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable;
(b) liens,  charges or other  encumbrances or priority claims  incidental to the conduct of  business  or the  ownership  of  properties  and  assets  (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; (c) liens, charges or encumbrances in favor of the Trustee under the Indenture; (d) with respect to Equipment, the interest of a Lessee in such Equipment under the related Lease; or (e) interests of third parties in any Lease, Lease Receivables, Equipment and/or related security subject to a lease participation or a rent stream obligation.

     "Prepayment Amount" means (a) with respect to any Lease other than a Synthetic Lease as of any date of determination, the present value (as determined in such Lease) of all remaining unpaid Lease Payments under such Lease as of such date of determination, and (b) with respect to any Synthetic Lease (as defined herein) as of any date of determination, an amount as specified in such Lease which is no less than 79% of the present value (as determined in such Lease) of all remaining unpaid Lease Payments under such Lease as of such date of determination. To the extent that the amounts received in the liquidation of a Synthetic Lease and the related Equipment together with the Prepayment Amount thereon exceeds all remaining unpaid Lease Payments under such Synthetic Lease, the Prepayment Amount for such Synthetic Lease is reduced by such excess.


     "Schedule of Leases" means the schedule of Leases which lists the Leases conveyed under Seller Contribution and Sale Agreement and under the Transferor Contribution and Sale Agreement and pledged under the Indenture.

     "Synthetic Lease" means a Lease with respect to which the Equipment related thereto (a) is owned by the Lessor thereof for accounting purposes, and (b) is owned by the Lessee for tax purposes.

Lease Payments and Valuation

     In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Aggregate Discounted Lease Balances, on any Calculation Date the Discounted Lease Balance for each Lease shall be calculated assuming:

          (i) Lease Payments are due on the last day of each Collection Period in which a payment is due; and


          (ii) Lease Payments are discounted on a monthly basis using a 30 day month and a 360 day year.


     All of the Leases require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Lease Payments."

Maturity and Prepayment Considerations

     If a Lease permits a Prepayment, such Prepayment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes. The rate of Prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Transferor or the Seller will be obligated to reacquire Lease Receivables from the Pool of Assets pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes which results from Prepayments will be borne entirely by the Noteholders.

     Further, if the Lessees of all Synthetic Leases elect to prepay their Leases, the Aggregate Discounted Lease Balance of the Leases may decrease by an amount which exceeds the sum of Prepayment Amounts so received by approximately $121,000.

Acquisition of Lease Receivables from the Seller

     The Lease Receivables underlying the Notes will be acquired by the Transferor from the Seller pursuant to the Seller Contribution and Sale Agreement between the Transferor and the Seller.

     The Transferor expects that each Lease Receivable so acquired will have been originated or acquired by the Seller thereof in accordance with the Seller's underwriting criteria. The Seller pursuant to the Seller Contribution and Sale Agreement will make certain representations and warranties to the Transferor in respect of the related Lease Receivables; the material terms of such representations and warranties will be set forth herein under the heading "Definition of the Notes-- Representations and Warranties." The Transferor will assign all of its rights (except certain rights of indemnification) and interest in the Seller Contribution and Sale Agreement to the Issuer, which in turn will assign all its rights to the Trustee for the benefit of the Noteholders, and the Seller shall thereupon be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of such Seller's representations or warranties.

The Leases


     As of the initial Calculation Date, the Leases had an Aggregate Discounted Lease Balance (calculated using an assumed discount rate of 7.23% (the "Statistical Discount Rate") of approximately $175,841,202. The statistical information concerning the pool of Leases set forth herein is based upon information as of the initial Calculation Date and using the Statistical Discount Rate. The actual Discount Rate of [ ]% applicable to the Closing Date is a per annum rate equal to the sum of (i) the weighted average Note Interest Rates of the Notes, (ii) the Servicing Fee Rate and (iii) the Trustee Fee Rate, and shall be used to calculate the actual Initial Note Principal Balances and the actual Initial Aggregate Discounted Lease Balance. The Initial Aggregate Discounted Lease Balance of the Leases as of the Cut-Off Date calculated using the Discount Rate is $[ ]. While the statistical distribution of the characteristics as of the Closing Date for the final Lease Receivable pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Cut-Off Date and calculated at the Statistical Discount Rate as presented in this Prospectus, such variance will not be material.

     The Leases have the characteristics specified in the Seller Contribution and Sale Agreement and described herein, and the Leases eligible to be designated as Substitute Leases will conform to the characteristics specified in the Seller Contribution and Sale Agreement and herein.

     The final scheduled payment date on the Lease with the latest maturity is May, 2006. As of the initial Calculation Date, all of the Leases had (i) original terms to maturity of 9 months to 98 months, with a weighted average original term to maturity of approximately 58.85 months; and (ii) a remaining term to maturity of not less than 2 months and not more than 83 months, with a weighted average remaining term to maturity of approximately 45.91 months.


     References herein to percentages of Lessees refer in each case to the percentage of the Aggregate Discounted Lease Balance of the Leases as of the Calculation Date.


     As of the initial Calculation Date, the Discounted Lease Balance of the Leases ranged from approximately $274 to approximately $2,646,908. No more than 1.51% of the Aggregate Discounted Lease Balance is attributable to any one Lessee, and the average Discounted Lease Balance is approximately $254,106. As of the Cut-Off Date, no more than 1.03% of the Leases by Aggregate Discounted Lease Balance were 31 to 60 days delinquent.


     Under the Servicing Agreement, the Servicer is permitted to allow a Lessee to prepay a Lease in an amount not less than the related Prepayment Amount. In addition, in the event that a Lessee requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Lease from the Pool of Assets, but only upon payment of an amount equal to the sum of (i) the related Discounted Lease Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Discount Rate, and (iii) any

Lease Payments due and outstanding under such Lease that have not been paid by the Lessee (collectively, the "Repurchase Amount").


Substitutions


     Pursuant to the Transferor Contribution and Sale Agreement, the Transferor shall have the option to substitute Eligible Leases for (a) either a Defaulted Lease, or a Lease subject to a Casualty Loss, up to a maximum of 10% of the Aggregate Discounted Lease Balance of the Leases contributed to the pool, or (b) a Lease subject to a Warranty Event, provided the following conditions are met:


          (i) At the time of substitution, the substituted Eligible Leases have in the aggregate Discounted Lease Balances of not less than the aggregate of the Discounted Contract Balance of the Leases being replaced;

          (ii) Substitutions by the Transferor shall be approximately the same weighted average life of the remaining originally scheduled Lease payments in the pool and shall not extend the final maturity of the pool beyond the original maturity of the initial Leases in the pool.

     Each substitute Lease shall be a Lease satisfying certain representations and warranties set forth in the Servicing Agreement, the Indenture and the Transferor Contribution and Sale Agreement (a "Substitute Lease") as of the related Transfer Date In addition, the following conditions must be satisfied:


     (a) on a cumulative basis from the Cut-Off Date, the sum of the Discounted Lease Balance (as of the related Transfer Date) of such Substitute Leases (other than those substituted for leases subject to Warranty Events) would not exceed 10% of the Initial Aggregate Discounted Lease Balance of all Leases as of the Cut-Off Date;


     (b) as of the related Transfer Date, the Substitute Leases then being transferred have in the aggregate Discounted Lease Balances that are not less than the aggregate of the Discounted Lease Balances of the Leases being replaced; and

     (c) no substitution shall be permitted if, after giving effect to such substitution, (i) the sum of the Lease Payments (as defined below) on all Leases due in any Collection Period thereafter would be less than (ii) the sum of the Lease Payments which would otherwise be due in such Collection Period.

Delinquencies, Repossessions, and Net Losses

     Certain information relating to the Seller's delinquency, repossession and net loss experience with respect to Leases it has originated or acquired is set forth below. This information may include, among other things, the experience with respect to all Leases in the Seller's portfolio during certain specified periods, including Leases which may not meet the criteria for selection as a Lease Receivable for the Pool of Assets. There can be no assurance that the delinquency, repossession and net loss experience on the Pool of Assets will be comparable to the Seller's prior experience.

The Lease Receivable Statistical Information


     Following is certain statistical information relating to the Lease Receivable pool, calculated as of the Cut-Off Date and at the Statistical Discount Rate. Certain columns may not total 100% due to rounding. Finance Leases represent approximately 98% of the Initial Aggregate Discounted Lease Balance of all Leases as of the Cut-Off Date. Synthetic Leases represent approximately 2% of the Initial Aggregate Discounted Lease Balance of all Leases as of the Cut-Off Date.

               DISTRIBUTION OF LEASES BY DISCOUNTED LEASES BALANCE


                                                                                                    Percentage of
                                                                                                      Aggregate
                                             Number of      Percentage of     Sum of Discounted    Discounted Lease
        Discounted Lease Balances              Leases        Total Leases       Lease Balances          Balance
        -------------------------            ---------      -------------     -----------------    -----------------
            $0    -      100,000                 337             48.70%          $14,194,544              8.07%
       100,001    -      200,000                 135             19.51            19,182,685             10.91
       200,001    -      350,000                  70             10.12            18,945,892             10.77
       350,001    -      500,000                  40              5.78            16,196,012              9.21
       500,001    -      600,000                  30              4.34            16,501,202              9.38
       600,001    -      800,000                  27              3.90            18,755,471             10.67
       800,001    -    1,000,000                  16              2.31            14,413,441              8.20
     1,000,001    -    1,400,000                  18              2.60            21,826,424             12.41
     1,400,001    -    1,700,000                   9              1.30            13,682,549              7.78
     1,700,001    -    3,500,000                  10              1.45            22,142,984             12.59
------------------------------------------------------------------------------------------------------------------
Total                                            692            100.00%         $175,841,202            100.00%
==================================================================================================================

             DISTRIBUTION OF THE LEASES BY DEFINED OBLIGOR INDUSTRY


                                                                                                    Percentage of
                                                                                                      Aggregate
                                              Number of      Percentage of      Sum of Discounted   Discounted Lease
Industry Type                                  Leases        Total Leases        Lease Balances         Balance
-------------                                 ---------      ------------        --------------     -----------------
Advertising                                       11              1.59%            $1,350,990             0.77%
Agriculture                                        3              0.43                443,918             0.25
Air Transport                                      3              0.43              2,038,125             1.16
Automotive                                         4              0.58                895,877             0.51
Beverage                                           2              0.29                528,789             0.30
Broadcast                                          1              0.14                 27,167             0.02
Build/Development                                  7              1.01                780,713             0.44
Business Service                                 117             16.91             15,938,855             9.06
Cloth/Textiles                                    16              2.31              5,167,233             2.94
Coal                                               1              0.14                 69,387             0.04
Containers                                         6              0.87              6,299,269             3.58
Cosmet/Toiletries                                  3              0.43                555,088             0.32
Drugs                                             12              1.73              7,826,442             4.45
Education                                          2              0.29              1,141,100             0.65
Electronics                                       15              2.17              6,088,301             3.46
Equipment Leasing                                 38              5.49              2,655,127             1.51
Finance                                            9              1.30                775,618             0.44
Food                                              28              4.05              2,719,985             1.55
Food Service                                      10              1.45              1,542,567             0.88
Foresting                                          2              0.29                656,856             0.37
Industrial Equipment                              21              3.03              2,347,258             1.33
Insurance                                          2              0.29                 75,881             0.04
Leisure                                           42              6.07             23,039,329            13.10
Marine                                             3              0.43              2,272,356             1.29
Medical                                           34              4.91             10,968,247             6.24
Metals                                             7              1.01              1,061,035             0.60
Non-Ferrous Metals                                 2              0.29                 48,752             0.03
Other                                             11              1.59              3,075,567             1.75
Paper                                              1              0.14              2,121,431             1.21
Plastic/Chemicals                                 92             13.29             28,958,449            16.47
Publishing                                         2              0.29                911,914             0.52
Rail                                               9              1.30              4,012,931             2.28
Retail                                            12              1.73              3,552,894             2.02
Sports                                             1              0.14                556,541             0.32
Steel                                              3              0.43                276,301             0.16
Teleproduction                                   125             18.06             24,832,294            14.12
Telecommunication                                 26              3.76              7,185,110             4.09
Transport                                          4              0.58              2,709,583             1.54
Wholesale                                          5              0.72                333,920             0.19
------------------------------------------------------------------------------------------------------------------
Total                                            692            100.00%          $175,841,202           100.00%
==================================================================================================================

              DISTRIBUTION OF THE LEASES BY OBLIGOR BILLING ADDRESS


                                                                                                    Percentage of
                                                                                                      Aggregate
                                              Number of     Percentage of     Sum of Discounted    Discounted Lease
State                                          Leases        Total Leases       Lease Balances          Balance
-----                                         ---------     -------------     -----------------    -----------------
Alabama                                            7              1.01%           $1,030,169              0.59%
Alaska                                             1              0.14                20,082              0.01
Arizona                                            2              0.29             1,112,586              0.63
Arkansas                                           5              0.72             2,356,698              1.34
California                                       135             19.51            35,688,205             20.30
Colorado                                          12              1.73             2,376,587              1.35
Connecticut                                       19              2.75             2,212,693              1.26
Delaware                                           1              0.14               304,587              0.17
District of Columbia                               4              0.58               334,219              0.19
Florida                                           38              5.49             7,160,396              4.07
Georgia                                           19              2.75             2,160,410              1.23
Idaho                                              2              0.29             2,610,351              1.48
Illinois                                          30              4.34             6,189,563              3.52
Indiana                                            8              1.16             1,263,852              0.72
Iowa                                               6              0.87               990,115              0.56
Kentucky                                           1              0.14                33,274              0.02
Louisiana                                          5              0.72             2,336,227              1.33
Maine                                              7              1.01             1,527,822              0.87
Maryland                                          17              2.46             3,215,846              1.83
Massachusetts                                     30              4.34             9,362,179              5.32
Michigan                                           6              0.87             1,022,608              0.58
Minnesota                                         11              1.59             4,961,479              2.82
Missouri                                           2              0.29             1,455,888              0.83
Nebraska                                           2              0.29             1,436,407              0.82
Nevada                                             3              0.43             1,462,118              0.83
New Hampshire                                      4              0.58             3,877,615              2.21
New Jersey                                        26              3.76             4,970,726              2.83
New Mexico                                         3              0.43               924,513              0.53
New York                                          98             14.16            31,139,227             17.71
North Carolina                                    42              6.07             6,365,595              3.62
Ohio                                              13              1.88             4,642,847              2.64
Oklahoma                                           1              0.14                32,732              0.02
Oregon                                             1              0.14                95,000              0.05
Pennsylvania                                      52              7.51            11,510,962              6.55
Rhode Island                                       1              0.14                96,454              0.05
South Carolina                                     1              0.14             1,598,676              0.91
Tennessee                                          4              0.58             1,812,327              1.03
Texas                                             25              3.61             3,123,267              1.78
Utah                                               3              0.43             1,946,663              1.11
Vermont                                            4              0.58               368,313              0.21
Virginia                                          24              3.47             6,036,743              3.43
Washington                                         8              1.16             1,577,402              0.90
West Virginia                                      1              0.14                35,467              0.02
Wisconsin                                          8              1.16             3,062,313              1.74
------------------------------------------------------------------------------------------------------------------
Total                                            692            100.00%         $175,841,202            100.00%
==================================================================================================================

                  DISTRIBUTION OF THE LEASES BY EQUIPMENT TYPE


                                                                                                    Percentage of
                                                                                                      Aggregate
                                             Number of      Percentage of      Sum of Discounted   Discounted Lease
Equipment Type                                 Leases        Total Leases        Lease Balances         Balance
--------------                               ---------      -------------      -----------------   ----------------
Aircraft                                           2              0.29%            $1,998,916             1.14%
Cinema                                             2              0.29              1,468,325             0.84
Computers                                         94             13.58             15,749,221             8.96
Construction                                       1              0.14                586,994             0.33
Earth Moving                                       2              0.29                268,835             0.15
Electronic Manufacturing                           8              1.16              2,627,697             1.49
Extrusion/Injection/Molding                       93             13.44             30,302,256            17.23
Film/TV/Video/Audio Production                   149             21.53             34,066,384            19.37
Food/Agriculture Processing                        4              0.58              1,053,167             0.60
Forestry                                           1              0.14                 82,621             0.05
Furniture & Fixtures                              52              7.51              5,307,699             3.02
Graphic Arts                                       4              0.58                728,545             0.41
Heating/Ventilation and Air Conditioning           1              0.14                226,901             0.13
Leaseholds                                         2              0.29              1,230,263             0.70
Machining                                          6              0.87              2,294,776             1.31
Medical                                           17              2.46              7,815,471             4.44
Manufacturing                                      1              0.14                310,788             0.18
Metal Processing                                  10              1.45              2,704,722             1.54
Oil & Gas                                          1              0.14              1,421,298             0.81
Other-Miscellaneous                               47              6.79             17,615,077            10.02*
Packaging                                          1              0.14                212,182             0.12
Printing                                          30              4.34             16,064,611             9.14
Railroad                                          11              1.59              4,006,163             2.28
Real Estate                                        1              0.14              2,646,908             1.51
Recycling                                          1              0.14                175,083             0.10
Point of Sale                                      1              0.14                315,762             0.18
Sewing/Knitting                                    2              0.29                473,903             0.27
Software                                           4              0.58              1,094,634             0.62
Telecommunications                                25              3.61              8,112,851             4.61
Telephone Systems                                  4              0.58                693,343             0.39
Textile                                            7              1.01              3,112,254             1.77
Transportation                                     5              0.72              4,539,204             2.58
Trucks                                            36              5.20              3,298,549             1.88
Video Conferencing                                67              9.68              3,235,797             1.84
------------------------------------------------------------------------------------------------------------------
Total                                            692            100.00%          $175,841,202           100.00%
==================================================================================================================

*No one  type of  equipment  represents  one  percent  or more of the  Aggregate
 Discounted Lease Balance

            DISTRIBUTION OF THE LEASES BY REMAINING TERM TO MATURITY



                                                                                                   Percentage of
                                Number of        Percentage of Total     Sum of Discounted      Aggregate Discounted
         Months                  Leases                 Leases             Lease Balances           Lease Balance
         ------                 ---------        -------------------     -----------------      ---------------------
         1-- 12                    29                    4.19%              $3,066,839                   1.74%
        13-- 24                    178                  25.72               19,697,904                  11.20
        25-- 36                    146                  21.10               32,520,139                  18.49
        37-- 48                    185                  26.73               47,440,344                  26.98
        49-- 60                    114                  16.47               31,550,559                  17.94
        61-- 72                    23                    3.32               21,009,638                  11.95
        73-- 84                    17                    2.46               20,555,778                  11.69
--------------------------------------------------------------------------------------------------------------------
Total                              692                 100.00%            $175,841,202                 100.00%
====================================================================================================================


             DISTRIBUTION OF THE LEASES BY ORIGINAL TERM TO MATURITY



                                                                                                  Percentage of
                                Number of        Percentage of Total     Sum of Discounted     Aggregate Discounted
         Months                  Leases                 Leases             Lease Balances          Lease Balance
         ------                 ---------        -------------------     -----------------      ---------------------
         1-- 12                     2                    0.29%                 $83,297                  0.05%
        13-- 24                    13                    1.88                  716,529                  0.41
        25-- 36                    227                  32.80               28,021,588                 15.94
        37-- 48                    95                   13.73               23,887,818                 13.58
        49-- 60                    273                  39.45               66,696,340                 37.93
        61-- 72                    43                    6.21               16,650,103                  9.47
        73-- 84                    37                    5.35               37,676,809                 21.43
        85-- 96                     1                    0.14                  598,876                  0.34
        97-- 108                    1                    0.14                1,509,842                  0.86
--------------------------------------------------------------------------------------------------------------------
Total                              692                 100.00%            $175,841,202                100.00%
====================================================================================================================

                           CHARTER'S LEASING BUSINESS

     Charter, a New York Corporation, is a specialty capital equipment finance and leasing company which originates and services medium-term, fixed-rate, full-payout leases and equipment financings to a wide variety of middle-market clients in targeted industries throughout the United States and Canada. Charter was founded in 1985 and is privately owned by members of its senior management group and Warburg, Pincus Investors, L.P. Charter's address is 530 Fifth Avenue, New York, New York 10036. Charter's telephone number is (212) 805-1000.

     As of December 31, 1998, Charter's most recent fiscal year end, total assets equaled approximately $145 million compared with approximately $155 million on December 31, 1997. Shareholder's equity equaled approximately $40 million on December 31, 1998 compared with $36 million on December 31, 1997. Operating revenues and net income for the 12-month period ending December 31, 1998 equaled approximately $27 million and approximately $4 million respectively, and for the 12-month period ending December 31, 1997 equaled approximately $20 million and approximately $4.4 million respectively.

     Charter provides financing for a range of middle-market companies in specialized segments having annual sales volume generally between $2.5 million and $50 million. Charter finances a broad range of equipment used by its clients including medical equipment, film and video production equipment, plastic manufacturing equipment, data processing equipment, office equipment, and furniture. Charter currently operates 12 offices throughout the United States and Canada. In addition to its New York headquarters, sales offices are maintained in Portsmouth, NH; Danbury, CT; Charlotte, NC; Cleveland, OH; Portland, OR; Chicago, IL; Los Angeles, CA and Bethesda, MD in the U.S. as well as in Toronto and Winnipeg in Canada.

     The following table briefly describes Charter's major industry segments.

Overview of Industry Segments



Segment                     Description                                                 Equipment Type
====================================================================================================================================
Plastics/Packaging          Provide equipment financing to companies involved in        Aircraft, CD Replication, Computers,
                            all  facets  of the  plastics  industry  as  well as        Extrusin/Injection Molding, Furniture &
                            recent entries into packaging, and compact discs.           Fixtures, Machining,Manufacturing, Metal
                                                                                        Processing, Other-Miscellaneous, Packaging,
                                                                                        Real Estate, Recycling, Telephone Systems

------------------------------------------------------------------------------------------------------------------------------------
Media                       Provide  equipment  financing to companies  involved        Computers, Electronic Manufacturing,
                            with film and video  production and  postproduction,        Film/TV/Video/Audio Production; Furniture
                            printing  and graphic arts and other  related  media        & Fixtures; Graphic Arts, Other-
                            business.                                                   Miscellaneous, Printing, Software,
                                                                                        Telephone Systems.

------------------------------------------------------------------------------------------------------------------------------------
Specialty Markets           Provide equipment financing to a variety of industry        Aircraft, Automobiles, Buses, Cinema,
                            segments based upon market opportunities.  End users        Computers, Construction, Construction-Heavy
                            include business services, electronics,  leisure and        Equipment, Earth Moving, Electronic
                            communications,  among  others.  This  segment  also        Manufacturing, Film/TV/Video/Audio
                            includes  (i)  Charter's  capital  markets  industry        Production, Food/Agricultural Processing,
                            segment  which  provides   equipment   financing  to        Forestry, Heavy Equipment, Furniture &
                            high-growth,  late stage venture  capital  sponsored        Fixtures, Graphic Arts, Holdback,
                            companies  in  structured  transactions,   and  (ii)        Heating/Ventilation and Air Conditioning,
                            Charter's healthcare industry segment which provides        Leaseholds, Machining, Manufacturing,
                            equipment  financing to leading hospitals in the New        Materials Handling, Medical, Metal
                            York area.                                                  Processing, Other-Miscellaneous, Point of
                                                                                        Sale, Railroad, Real Estate, Recycling,
                                                                                        Security Deposit, Sewing/Knitting,
                                                                                        Software, Telecommunication, Telephone
                                                                                        Systems, Textile, Transportation, Tractors.

------------------------------------------------------------------------------------------------------------------------------------




Segment                     Description                                                 Equipment Type
====================================================================================================================================
Wholesale                   Acquire lease portfolios and individual transactions        Aircraft, Automobiles, Buses, Computers,
                            from other institutions.                                    Construction, Construction-Heavy Equipment,
                                                                                        Earth Moving, Electronic Manufacturing,
                                                                                        Food/Agricultural Processing, Furniture &
                                                                                        Fixtures, Heating/Ventilation and Air
                                                                                        Conditioning, Machining, Manufacturing,
                                                                                        Metal Processing, Oil & Gas Equipment,
                                                                                        Other-Miscellaneous, Point of Sale, Real
                                                                                        Estate, Recycling, Sewing/Knitting,
                                                                                        Software, Telecommunications, Telephone
                                                                                        Systems, Textile, Transportation, Trailers,
                                                                                        Trucks

------------------------------------------------------------------------------------------------------------------------------------
Vendor                      Finance   Originate   dealer/manufacturer   referred        Furniture & Fixtures, Other-Miscellaneous,
                            leases in selected industries.                              Video Conferencing.

------------------------------------------------------------------------------------------------------------------------------------

                ORIGINATION VOLUME OF LEASES BY INDUSTRY SEGMENT

                      For Year         For Year         For Year        For Year         For Year
                       Ending           Ending           Ending          Ending           Ending          For Six
                    December 31,     December 31,     December 31,    December 31,     December 31,    Months Ending
Segment                 1994             1995             1996            1997             1998        June 30, 1999
--------------------------------------------------------------------------------------------------------------------
Specialty Markets       52.92%           37.32%           38.99%          37.19%           32.68%           31.42%
Media                   35.16%           35.84%           30.81%          22.69%           19.74%           25.74%
Wholesale               11.92%           26.84%           30.20%          17.24%           17.76%            9.94%
Plastics/                                                                 22.87%           27.72%           26.39%
Packaging
Vendor Finance                                                                              2.10%            6.51%
                    ------------------------------------------------------------------------------------------------
Total                  100.00%          100.00%          100.00%         100.00%          100.00%          100.00%

     The above stated percentages are calculated based upon the original lease balances at origination.

     As of December 31, 1998, Charter had approximately 116 full time employees of which approximately 65 are located in the New York Headquarters, approximately 22 are located in the Plastics/Packaging divisional office in Portsmouth, NH, approximately 19 are located at Charter's Canadian subsidiary in Toronto, Ontario (Canada) and approximately 10 are located in field sales offices throughout the United States and Canada.

     Charter services all leases originated in the US at its Headquarters in New York. Leases originated in Canada are serviced at its office in Toronto, Ontario. At December 31, 1998, Charter was responsible for servicing a total of approximately 2,500 leases in the US and an additional 1,300 leases in Canada representing gross receivables balances of approximately $802 million and $87 million respectively. Included in the total of managed leases in the United States are approximately 300 leases having a gross receivables balance of approximately $184 million which were originated by Charter and sold to various third parties on a non-recourse basis.

     Charter originates leases primarily through its direct sales force located in either its main office or regional offices. Transactions are also originated by referrals under both formal and informal relationships with various equipment manufacturers and vendors. In addition, Charter's wholesale division purchases leases or other financing transactions which were originated by other lessors/lenders provided that the creditworthiness and procedures of such seller meet the approval of Charter and further provided that Charter approves the creditworthiness of the client and all of the documentation in such transactions.

     Each client who wishes to enter into a lease/financing transaction with Charter provides Charter with information required by Charter in order to make a credit determination with respect to a particular transaction. This information will generally consist of a complete copy of financial statements including all notes thereto for the latest two fiscal years and current and prior period interim statements, tax returns, credit and trade references, a description of the equipment to be financed and the cost thereof and any other financial and credit information deemed necessary by Charter to make a credit decision.

     Credit approval authority is vested in Charter's credit officers and divisional managers. Charter has established risk asset acceptance criteria ("RAACs") for each of the company's major industry segments which include certain financial ratios such as leverage, working capital and cash flow, as well as transaction terms such as maximum maturity, amortization and size of exposure, and other qualitative criteria such as number of years in business, credit history, reputation and business mix. Credit evaluation is weighted toward the prospective lessee's ability to pay its obligations from historical cashflow generated in its ordinary course of business and a "strong" balance sheet as evidenced by conventional balance sheet ratios consistent with comparable companies in the industry. Other considerations include strength of management, clientele, business reputation, credit history, industry trends and the current and projected value of the assets financed.

     Credit approval for all transactions requires the approval of at least two credit officers or a credit officer and division manager. For transactions falling within approved RAACs, credit officers who have been designated as team leaders have credit approval authority for exposures of up to $750,000.00 and division managers have credit approval authority for exposures of up to $1,500,000.00. The chief credit officer has approval authority for exposures of up to $3,000,000.00 regardless of RAAC compliance. Exposures in excess of these authority limits or outside the RAACs require the additional signature of the next highest level of credit approval authority. Credit applications which fall outside the established RAACs are considered on an exception basis. In the credit analysis of prospective transactions, Charter's personnel utilize independent credit agency reports, bank and trade references, prior payment history, if any, and/or financial statements in making a determination whether to approve or decline a particular transaction. For any applicant which does not meet the applicable RAACs, Charter may require credit enhancement such as additional collateral in the form of unencumbered equipment, accounts receivable or inventory, a letter of credit, a certificate of deposit or a third-party guarantee as a prerequisite to approving a transaction.


     Concurrent with the credit approval of a transaction, a contract administrator is assigned to prepare standard transaction documents to be submitted to the client for execution. All non-standard documents or non-standard terms and conditions are reviewed and approved by one of the company's in-house attorneys. The assigned contract administrator is responsible for obtaining all required executed documents, insurance certificates, UCC financing statements, appropriate invoices covering the equipment and for initiating payment of the equipment costs to the vendor and/or reimbursing the client for any payments previously made to the vendor on account of such equipment. Prior to releasing funds, the documents are subject to a second review by an authorized senior contract administrator, who verifies the accuracy of the documents, and are then approved by the credit team leader who verifies that all of the terms of the credit approval have been met and that the lessee is current with all payments on outstanding leases with Charter. The transaction is then entered into Charter's Lease Administration system as the final step prior to funding.


     Charter generally requires clients to maintain property insurance on the lease/financed equipment covering the property against damage, fire, theft and other risk of loss for the replacement value of the equipment with Charter named as loss payee as appropriate. The client is also generally required to obtain public liability insurance covering both personal injury and property damage, naming Charter as additional insured as appropriate. The clients generally obtain the required insurance through its own carrier, or in selected cases where Charter is satisfied with the client's creditworthiness, through self insurance.

Delinquency Procedures and Loss Experience

     Collection activities with respect to delinquent leases are performed by the Servicer's staff at its headquarters in New York and Toronto under the supervision of the Senior Credit Officer, Vice Chairman and General Counsel. Under current practices, collection activity generally begins when an account becomes ten days past due, with telephone contact. However, on a case by case basis, initial contact may be made at an even earlier time. A report is circulated each week to the appropriate officers, setting forth the payment status of every transaction held by the Servicer in its portfolio. Generally, if a transaction continues to be delinquent for more than one week following the initial telephone contact, a collection officer or administrator makes additional telephone contact with the client. If an account remains past due after such telephone contact, Charter generally notifies the client in writing at approximately twenty days past due. If a transaction continues to be delinquent, Charter may exercise any remedies available to it under the terms of the transaction, including termination, acceleration and/or repossession. The current policy of Charter is that a transaction is written off when it is deemed to be uncollectible. Generally, Charter does not deem an account to be uncollectible unless and until it has taken reasonable steps to enforce its rights and remedies under the transaction and it has determined that a client does not have sufficient assets with which to satisfy the indebtedness. Upon repossession and disposition of any equipment, any deficiency remaining will be pursued to the extent deemed practicable. The servicing and charge-off policies and collection practices of Charter may change over time in accordance with Charter's business judgment.

     Day-to-day collections are processed through Charter's lockbox account which is currently at Bank of New York. The Bank of New York reviews the customer payment coupons which accompany the remittance received and the payments are earmarked to the specific pool where the Lease is funded.

                           Delinquency/Loss Statistics

                                ($ in thousands)


                               Year Ending    Year Ending     Year Ending    Year Ending    Year Ending          Six
                              December 31,    December 31,   December 31,   December 31,      December      Months Ending
                                  1994            1995           1996           1997          31, 1998      June 30, 1999
                              --------------------------------------------------------------------------------------------
Total Portfolio (includes
receivables sold non-
recourse)

Number of Leases                    286             699            1,194          1,805          2,772            2,845
Gross
Receivables($)              110,214,685     293,961,373      472,427,121    681,395,480    802,083,359      773,398,930
31-60 Days                         0.00%           0.55%            0.14%          0.29%          1.61%            2.30%
Delinquent
61-90 Days Delinquent              0.00%           0.00%            0.12%          0.09%          0.09%            0.13%
91-120 Days Delinquent             0.00%           0.00%            0.07%          0.03%          0.27%            1.01%
121 Days or more Delinquent        0.00%           0.10%            0.00%          0.38%          0.63%            1.23%
*Annual Net                        0.00%           0.05%            0.14%          0.24%          0.25%            0.01%
Charge-Offs (Losses)

* Note -- Annual Net Charge-Offs (Losses) are net of recoveries and are based upon annual average gross receivables balances for the applicable period.

     While the above delinquency experiences reflect Charter's experiences at the period indicated, there can be no assurance that the delinquency experiences on the Leases will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Leases owned by the Issuer, or as a basis of assessing the likelihood or amount of severity of losses on the Leases. The Leases, in general, may have characteristics which distinguish them from the majority of the leases in Charter's existing portfolio. Charter's lease origination business has developed and changed over the time period shown in the above table. See "Charter's Leasing Business - Overview of Industry Segments" and "-Origination Volume of Leases by Industry Segment".

                                   TRANSFEROR


    The Transferor is a wholly-owned bankruptcy remote subsidiary of Charter. The Transferor was organized for the limited purpose of engaging in transactions described herein and any activities incidental to and necessary or convenient for accomplishment of such purposes and is restricted by its organizational documents and under the Transferor Contribution and Sale Agreement from engaging in other activities. In addition, its organizational documents and the Transferor Contribution and Sale Agreement require that it operates in a manner such that it should not be consolidated in the bankruptcy estate of Charter or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Transferor's address is 530 Fifth Avenue, New York, New York 10036. The Transferor's telephone number is (212) 805-1000.


     As described herein under "The Pool of Assets," the only obligations, if any, of the Transferor with respect to the Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Lease Receivables under certain circumstances. The Transferor will have no servicing obligations or responsibilities with respect to the Lease Receivables. The Transferor does not have, nor is it expected in the future to have, any significant assets.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture to be entered into by the Issuer and the Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at 530 Fifth Avenue, New York, New York 10036.

     The following summary describes all material terms of the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement, and the Indenture. The following summary does not purport to be complete and is subject to the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement, and the Indenture. Wherever provisions of the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement and the Indenture are referred to, such provisions are hereby incorporated herein by reference.

General

     The obligations evidenced by the Notes are recourse to the assets of the Issuer only and are not recourse to, or guaranteed by, the Transferor, the Seller, Charter, the Servicer, the Trustee, or any other Person.

     The Issuer will agree in the Indenture and in the respective Notes to pay to the Noteholders (i) an amount of principal equal to the Outstanding Principal Amount of such Notes and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Notes.


     The Notes in the initial principal amount of approximately $171,445,172 (the "Initial Outstanding Principal Amount"), will be issued pursuant to the Indenture. The Initial Outstanding Principal Amount to be issued thereunder is equal to approximately 97.50% of the Initial Aggregate Discounted Lease Balance of the Leases. The Offered Notes will initially be issued in book-entry form only through DTC in minimum denominations of $1,000 and integral multiples thereof. Payments on the Notes are required to be made by the Trustee on each Payment Date to the extent that funds are available therefor.


     The first Payment Date for distributions to the Noteholders will be August 25, 1999. Payments are required to be made by the Trustee, by check mailed or, if requested by the Noteholder, by wire transfer of immediately available funds, to Noteholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Offered Notes are in book-entry form through DTC, will be Cede.

Conveyance of Lease Receivables


     On the Closing Date, the Issuer will acquire from the Transferor, by means of an assignment of the rights acquired under the Seller Contribution and Sale Agreement, of all of the right, title, and interest of the Seller in and to
(a)(i) any Equipment that is owned by the Seller and any and all income and proceeds from such Equipment, but subject to the rights of the Lessee to quiet enjoyment of such Equipment under the related Lease and (ii) any security interest of the Seller in any of the Equipment that is not owned by the Seller,
(b) the Leases, including, without limitation, all Lease Payments, defaulted lease recoveries and any other payments due or made with respect to the Leases after the Cut-Off Date relating to such Leases, (c) any guarantees of a Lessee's obligations under a Lease, (d) all other documents in the Lease Files relating to the Leases, including, without limitation, any UCC financing statements related to the Leases or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the Leases, (f) all of the Transferor's right, title and interest in and to, and rights under, the Seller Contribution and Sale Agreement executed and delivered in accordance therewith, (g) all amounts on deposit in the Distribution Account with respect to the related Lease Receivables, and (h) any and all income and proceeds of any of the foregoing.

     The Servicer, as custodian, will have possession of the Leases and the Lease Files, and the Servicer will retain copies of any other documents which relate to the Lease Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Lease Receivable. Prior to transfer of the Lease Receivables to the Issuer, the Seller will cause its electronic ledger to be marked to show that such Lease Receivables have been transferred to the Transferor and then to the Issuer, and the Seller and the Transferor will file UCC financing statements reflecting the sale and assignment of the Lease Receivables in certain jurisdictions, as required by the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement and the Servicing Agreement. See "Legal Aspects of the Leases."


Security Interest

     The Notes will be secured by:

          (i) a first priority security interest in the Leases perfected by filing blanket Uniform Commercial Code ("UCC") financing statements on the Leases against the Seller and the Transferor in New York; and


          (ii) funds in the Distribution Account with respect to the related Lease Receivables and the funds in the Reserve Account.


Representations and Warranties of the Seller


     The Seller will make certain representations and warranties in the Seller Contribution and Sale Agreement, as described more fully herein under "The Leases - Eligible Leases", (as of the Closing Date with respect to the Leases and, with respect to a Substitute Lease, as of the date on which the Issuer acquires such Substitute Lease (each, a "Transfer Date"), the benefits of which will be assigned to the Issuer and then to the Trustee.

     Under the terms of the Seller Contribution and Sale Agreement, the Seller will be obligated to accept the reconveyance of any Lease Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Lease Receivables or to substitute a Substitute Lease therefor, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Lease Receivables and remit the Repurchase Amount or to substitute a Substitute Lease therefor will constitute the sole remedy against the Seller available to, the Transferor, the Issuer, the Trustee and the Noteholders for a breach of a representation or warranty made by the Seller with respect to the required characteristics of the Lease Receivables.

Indemnification

     The Servicing Agreement will provide that Charter will defend and indemnify the Servicer, the Transferor, the Trustee, the Issuer and the Noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by Charter of its obligations (other than breach of Charter's representations and warranties, with respect to which the sole remedy is expressly limited to Charter's acceptance of the reconveyance of the affected Lease Receivables and the remittance of the Repurchase Amount by Charter as discussed above) under the Servicing Agreement or (ii) in the case of the Trustee, its performance of its duties, except to the extent that such loss, claim, damage or liability resulted from the Trustee's gross negligence or willful misconduct.


     The Servicing Agreement will also provide that the Servicer will defend and indemnify the Transferor, Charter, the Trustee, the Issuer and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii)
(A) the failure of the Servicer to perform its duties under the Servicing Agreement or (B) in the case of the Trustee, its performance of its duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Trustee's gross negligence or willful misconduct. Charter's obligations, as Servicer, to indemnify the Issuer, the Trustee and the Noteholders for acts or omissions of Charter as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.


The Accounts


     The Trustee will establish and maintain a Distribution Account in the name of the Trustee to which all Lease Payments received under each Lease, any recoveries for Defaulted Leases if not substituted for, proceeds of Casualty Losses and Early Termination Leases, and payments by the Transferor in connection with a Warranty Event will be directed within two (2) Business Days of receipt by the Servicer, but excluding any Excluded Amounts.


     A "Lease Payment" means, with respect to any Lease, the monthly, quarterly, semi-annual or seasonal payments scheduled to be made under the terms of the Lease whether received on or after the expiration or other termination of the Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such lease, payments becoming due before the Cut-Off Date or the Transfer Date, as applicable, and supplemental or additional payments required by the terms of such a Lease with respect to taxes, insurance, maintenance, or other specific charges shall not be considered Lease Payments hereunder.

     A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of such Lease (such event a "Casualty Loss"), in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

     A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease, (such Lease, an "Early Termination Lease") (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the beneficial owner thereof, and the Lessee.

     "Defaulted Leases" are (i) Leases that have become more than 120 days delinquent or (ii) Leases that have been charged off by the Servicer.


     Amounts exempt from deposit into the Distribution Account ("Excluded Amounts") include (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for services that were not financed by the Seller; (iii) other non-contract or rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures; (iv) collections with respect to repurchased Leases or a Lease which has been substituted by a Substitute Lease; (v) any servicing charges and (vi) any late fees or penalties.


Available Funds

     "Available Funds" for any Payment Date shall include funds received on or prior to the related Calculation Date, net of any Excluded Amounts, will be available for distribution by the Trustee on each Payment Date and will include:

          (i) any Lease Payments due on, or prior to, the related Calculation Date;

          (ii) any Servicer Advances;

          (iii) any recoveries on Defaulted Leases to the extent the Servicer has not substituted an Eligible Lease for such Defaulted Lease;

          (iv) any proceeds from repurchases by the Transferor or the Seller due to a Warranty Event or otherwise to the extent that the Transferor or the Seller, as the case may be, has not substituted an Eligible Lease for such Lease;

          (v) any Casualty Payments and any Prepayment to the extent not included in clause (iv) hereof;

          (vi) any Termination Payments to the extent the Issuer does not reinvest such Termination Payments in Additional Leases;


          (vii) payments from the Issuer to effect the redemption of the Notes pursuant to an Optional Redemption;


          (viii) any funds on deposit in the Reserve Account to the extent there occurs an Available Funds Shortfall; and


          (ix) amounts transferred from the Reserve Account and deposited in the Distribution Account for the purpose of repaying the Notes in full on the final Payment Date.


Reserve Account


     The Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Closing Date, the Issuer will make an initial deposit in an amount equal to 1.0% of the Initial Aggregate Discounted Lease Balance of the Leases into the Reserve Account. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account) are insufficient to pay (a) the amounts owing the Trustee and the Servicer, (b) and Interest Payments on the Notes, and (c) the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment and the Class D Principal Payment (such payments, the "Required Payments" and such shortfall, an "Available Funds Shortfall"), the Trustee will withdraw from excess of funds on deposit in the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 1.0% of the Aggregated Discounted Lease Balance of the Leases as of the Cut-Off Date and (b) the Outstanding Principal Amount of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer.

     If, on any Payment Date, the aggregate amounts on deposit in the Distribution Account as of the end of the related Collection Period and the Reserve Account are greater than or equal to the sum of (i) the remaining
Outstanding Principal Amount of the Notes, (ii) the Overcollateralization Balance as of such

Payment Date, (iii) the accrued and unpaid interest thereon, (iv) the accrued and unpaid Servicing Fee and Trustee Fee, (v) the unreimbursed Servicer Advances, if any, and (vi) any other amounts owed under the Indenture, the amount on deposit in the Reserve Account will be deposited in the Distribution Account and be used to repay the Notes.



Application of Payments

     Monthly distributions will be made on each Payment Date by the Trustee from Available Funds in the following priority:


     (a) to pay (i) the Trustee Fee and (ii) to pay to the Trustee an amount not to exceed the lesser of (A) any expenses or liabilities incurred by the Trustee pursuant to the terms of the Indenture, or (B) the Trustee Priority Expense Amount for such Payment Date;

     (b)  to pay the Servicing Fee;

     (c) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;

     (d) to make Interest Payments owing on the Class A Notes pro rata to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;

     (e)  to make Interest Payments owing on the Class B Notes;

     (f)  to make Interest Payments owing on the Class C Notes;

     (g)  to make Interest Payments owing on the Class D Notes;

     (h) to make the Class A Principal Payment (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero and finally, (iv) to the Class A-4 Noteholders until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;

     (i)  to make the Class B Principal Payment to the Class B Noteholders;

     (j)  to make the Class C Principal Payment to the Class C Noteholders;

     (k)  to make the Class D Principal Payment to the Class D Noteholders;

     (l) to pay the Additional Principal, if any, to the Class A Noteholders then receiving the Class A Principal Payment as provided in clause (g) above until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero, then to the Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the Outstanding
          Principal Amount on the Class C Notes has been reduced to zero, thereafter to the Class D Noteholders until the Outstanding Principal Amount on the Class D Notes has been reduced to zero;

     (m) to make a deposit in the Reserve Account in an amount equal to the excess, if any, of the Required Reserve Amount over the Available Reserve Amount for such Payment Date;

     (n) reimburse the Trustee for any expenses or liabilities pursuant to the terms of the Indenture to the extent not already paid pursuant to clause (a)(ii) hereof; and

     (o)  to the Issuer, the balance, if any.


Interest

     On each Payment Date, the interest due (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment Date (or in the case of the first Payment Date, since the Issuance Date) (the "Interest Accrual Period") at the applicable Note Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Amounts") of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, and the Class D Notes, respectively, after giving effect to payments of principal to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders, respectively, on the preceding Payment Date. See "Description of the Notes--General" and "--Distributions on Notes."

     The Interest Payments with respect to Class A-1 Notes will be calculated on the basis of actual days elapsed over a year of 360 days, and with respect to all other Notes will be calculated on the basis of a year of 360 days consisting of twelve 30 day months.

Principal

     On each Payment Date, each of the Noteholders will be entitled to receive the Principal Payments, to the extent of funds available as described herein under "Available Funds," in the priorities described herein under "Application of Payments." Principal Payments on the Notes are required to be made on each Payment Date to Noteholders on the related Record Date.

     On each Payment Date, to the extent funds are available therefor, the following Principal Payments will be paid to the Noteholders in the following priority:

          (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then

               (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then

               (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, and

               (iv)  to  the  Class  A-4  Noteholders,   until  the  Outstanding
          Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment,

          (b) to the Class B Noteholders, the Class B Principal Payment,

          (c) to the Class C Noteholders, the Class C Principal Payment,

          (d) to the Class D Noteholders, the Class D Principal Payment, and

          (e) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target
     Investor Principal Amount and/or the Class D Floor exceeds the Class D Target Investor Principal Amount, Additional Principal shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, and Class D Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.

     The "Class A Principal Payment" shall equal:

     (a) while the Class A-1 Notes are outstanding,

          (i) on all Payment Dates prior to the Class A-1 Stated Maturity Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the excess, if any, of (A) the Aggregate Discounted Lease Balance as of the previous Calculation Date, over (B) the Aggregate Discounted Lease Balance as of the related Calculation Date, and

          (ii) on all Payment Dates on and after the Class A-1 Stated Maturity Date, the entire Outstanding Principal Amount on the Class A-1 Notes and

     (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount (as defined below) for such Payment Date.

     The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount (as defined below) and the Class B Floor (as defined below).

     The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount (as defined below) and the Class C Floor (as defined below).

     The "Class D Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount (as defined below) and the Class D Floor (as defined below).

     The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The Class A Target Investor Principal Amount, the Class B Target Investor Principal Amount, the Class C Target Investor Principal Amount, and the Class D Target Investor Principal Amount are collectively referred to as the "Class Target Investor Principal Amounts."

     The "Class A Percentage" will be equal to approximately 86.31%. The "Class B Percentage" will be equal to approximately 5.97%. The "Class C Percentage" will be equal to approximately 3.16%. The "Class D Percentage" will be equal to approximately 1.05%.


     The "Class B Floor" with respect to each Payment Date means:


     (a) 2.15% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus


     (b) the Cumulative Loss Amount with respect to such Payment Date, minus

     (c) the sum of the Outstanding Principal Amount of the Class C Notes, the Outstanding Principal Amount of the Class D Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus

     (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

     The "Class C Floor" with respect to each Payment Date means:


     (a) 1.30% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus


     (b) the Cumulative Loss Amount with respect to such Payment Date, minus

     (c) the sum of the Outstanding Principal Amount of the Class D Notes and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus


     (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class B Notes is less than or equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes utilized in the calculation of the Class B Floor for such Payment Date.


     The "Class D Floor" with respect to each Payment Date means:


     (a) 0.85% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus


     (b) the Cumulative Loss Amount with respect to such Payment Date, minus

     (c) the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus


     (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.


     The Class B Floor, the Class C Floor and the Class D Floor are collectively referred to herein as the "Class Floors."

     "Additional Principal" with respect to each Payment Date equals:

     (a) zero, if each of the Class Target Investor Principal Amounts for the Class B Notes, the Class C Notes, and the Class D Notes exceed their respective Class Floors on such Payment Date and

     (b) in each other case the excess, if any, of

          (i) (A) the Outstanding Principal Balance of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on such Payment Date, minus (B) the Aggregate Discounted Lease Balance as of the related Calculation Date, over

          (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, and the Class D Principal Payment to be paid on such Payment Date.

     The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Aggregate Discounted Lease Balance as of the related Calculation Date over (b) the Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.

     The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of:

     (a) the total of:

          (i)  the  Outstanding   Principal  Amount  of  the  Notes  as  of  the
     immediately preceding Payment Date after giving effect to all principal payments made on that day, plus

          (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus

          (iii) the lesser of (A) the Aggregate Discounted Lease Balance as of the Calculation Date relating to the immediately preceding Payment Date minus the Aggregate Discounted Lease Balance as of the related Calculation Date and (B) Available Funds remaining after the payment of amounts owing to the Servicer in respect of interest on the Notes on such Payment Date, over

     (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.


Subordination


     Payments of interest on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. The Class B Notes, the Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class A Notes relating to such Collection Period has been paid to the Class A Notes. Payments of interest on the Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class B Notes to the extent described herein. The Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class B Notes relating to such Collection Period has been allocated to the Class B Notes. Payments of interest on the Class D Notes will be subordinated in priority of payment of interest to interest due on the Class C Notes to the extent described herein. The Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class C Notes relating to such Collection Period has been allocated to the Class C Notes. Payments of principal on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Payments of principal on the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class B Notes to the extent described herein. Payments of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class C Notes to the extent described herein.


Book-Entry Registration

     With respect to the Offered Notes, Noteholders may hold their Notes through DTC if they are participants therein, or indirectly through organizations that are participants therein. Cede, as nominee for DTC, will hold the global Notes in respect of given series.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include Notes brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     The Noteholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholder will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     DTC will advise the Trustee that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

     The Offered Notes will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as a trust depositary with respect to such Notes and the Trustee is unable to locate a qualified successor, (ii) the Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Servicing Agreement, Noteholders representing at least a majority of the outstanding principal amount of such Notes advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.


     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to use its best efforts to notify all such Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive Notes representing such Notes and receipt of instructions for reregistration, the Trustee will reissue such Notes as Definitive Notes to such Noteholders.

     Distributions of principal of, and interest on, such Notes will thereafter be made by the Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Noteholders.

     Definitive Notes will be transferable and exchangeable at the offices of the Trustee, or of a certificate registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Withholding

     The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than DTC, then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Noteholders.

Reports to Noteholders

     On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Noteholders, a statement prepared by the Servicer setting forth the following information (as well as expressed per $1,000 of Initial Outstanding Principal Amount as to the items described in clauses (a) and (b) below):

          (a) with respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Principal Payment for such Payment Date;

          (b) with respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Interest Payment for such Payment Date;


          (c) the aggregate amount of fees and compensation received by the Servicer pursuant to the Servicing Agreement and the aggregate amount of fees received by the Trustee for the Collection Period;


          (d) the aggregate Outstanding Principal Amount, individual Outstanding Principal Amounts for each Class of Notes, the Pool Factor and the
     Aggregate Discounted Lease Balance, after taking into account all distributions made on such Payment Date;

          (e) the total unreimbursed Servicer Advances with respect to the related Collection Period;


          (f) the amount of  recoveries  on  Defaulted  Leases  for the  related
     Collection Period and the Aggregate Discounted Lease Balances for all Leases that became Defaulted Leases during the related Collection Period, calculated immediately prior to the time such Leases became Defaulted Leases; and

          (g) the total number of Leases and the Discounted Lease Balances thereof, together with the number and Discounted Lease Balances of all Leases as to which the Lessees, as of the related Calculation Date, were one, two, three or four Lease Payments delinquent.

     Further, on the Reporting Date, the Servicer shall be required to deliver a monthly Servicer Report to (i) each Rating Agency and (ii) the Underwriter (as defined below) detailing amounts received on the Leases in respect of the immediately preceding Collection Period and available for distribution on the Payment Date.


     In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 2000, the Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.


Optional Redemption

     The Issuer will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes as of any Payment Date on which the Aggregate Discounted Lease Balance as of the related Calculation Date is less than or equal to 10% of the Aggregate Discounted Lease Balance as of the Cut-Off Date.

                                  POOL FACTORS

     The "Pool Factor" for Class of Notes will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Notes, indicating the remaining outstanding principal balance of such Class of Notes as of the applicable Payment Date (after taking into account all distributions to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such Class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the Initial Outstanding Principal Amount (as defined herein) of such Noteholder's Notes and (ii) the applicable Pool Factor.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes all material terms of the Transaction Documents pursuant to which the Lease Receivables will be transferred and the Notes will be issued. For purposes of this Prospectus, the term "Transaction Document" as used means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Issuer, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the Indenture, (i.e., pursuant to which any Notes shall be issued). Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is subject to the provisions of the respective Transaction Documents.

Acquisition  of the  Lease  Receivables  Pursuant  to a  Contribution  and  Sale
Agreement


     On the Closing Date, the Transferor will acquire the Lease Receivables from the Seller pursuant to the Seller Contribution and Sale Agreement. The Transferor will either transfer such Lease Receivables, or a portion thereof, to the Issuer pursuant to the Transferor Contribution and Sale Agreement, or will pledge the Transferor's right, title and interests in and to such Lease Receivables, or a portion thereof, to the Issuer, and the Issuer will pledge its right, title and interests in and to such Lease Receivables to the Trustee on behalf of Noteholders pursuant to the Indenture. The rights and benefits of the Transferor under the Seller Contribution and Sale Agreement and the rights and benefits of the Issuer under the Transferor Contribution and Sale Agreement will be assigned to the Trustee on behalf of Noteholders as collateral for the Notes issued by the Issuer pursuant to the Indenture. The obligations of the Transferor and the Servicer under such Transaction Documents include those specified below.


     The Transferor and/or the Seller will be obligated to acquire from the Issuer its interest in any Lease Receivable transferred to the Issuer or pledged to the Issuer or the Trustee on behalf of the Noteholders if the interest of the Noteholders therein is materially adversely affected by a breach of any representation or warranty made by the Transferor or the Seller with respect to such Lease, which breach has not been cured following the discovery by or notice to the Transferor of the breach. To the extent that the Transferor so acquires any Lease Receivables, the Seller will be obligated to acquire such Lease Receivables from the Transferor pursuant to the Seller Contribution and Sale Agreement contemporaneously with the Transferor's acquisition of its interest in such Lease Receivables. The obligation of the Transferor to acquire any such Lease Receivables with respect to which a Seller has breached a representation or warranty is subject to such Seller's acquisition of such Lease Receivables from the Transferor. In addition, the Transferor may from time to time reacquire certain Lease Receivables or substitute other Lease Receivables for such Lease Receivable held by the Issuer subject to specified conditions set forth in the related Transaction Document.

Accounts


     The Servicer will establish and maintain with the Trustee one or more accounts constituting the Distribution Account , in the name of the Trustee on behalf of the Noteholders, into which all payments made on or with respect to the related Lease Receivables will be deposited within two Business Days of the receipt thereof by the Servicer.

     Funds in the Reserve Account (as defined herein) and the Distribution Account (collectively, the "Trust Accounts") shall be invested as provided in the related Transaction Document and Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Notes. Subject to certain conditions, Eligible Investments may include Notes issued by the Issuer, the Seller, the Servicer or their respective affiliates. Except as described below, Eligible Investments are limited to obligations that mature not later than the Business Day immediately preceding the related Payment Date. Investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be payable to the Servicer on each Payment Date and shall be treated as additional servicing compensation.


     The Trust Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (a) a segregated account with an Eligible Institution as defined below or (b) a segregated trust account with the corporate trust department of a trust depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the notes of such trust depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Trustee, or (b) a trust depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

The Servicer

     The Servicer will service the Lease Receivables which comprise the Pool of Assets. The Servicer may delegate its servicing responsibilities to one or more Sub-Servicers, but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute an Event of Termination by the Servicer under the Servicing Agreement.

Servicing Procedures

     The Servicing Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Lease Receivables and, in a manner consistent with the Servicing Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Lease Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Lease to extend or modify the payment schedule. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the final scheduled Payment Date for the related Notes) may result in the Servicer acquiring such Lease Receivable if such Lease becomes a Defaulted Lease. The Servicer may sell the Equipment securing the respective Defaulted Lease, if any, at a public or private sale, or take any other action permitted by applicable law. See "Legal Aspects of the Leases."

Advances by the Servicer

     Prior to any Payment Date, the Servicer, to the extent that the Servicer believes such advance to be recoverable from such Lease, may advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on any Leases with respect to the prior Collection Period other than a Defaulted Lease or a Lease which has been charged off. The Servicer will be reimbursed for Servicer Advances from Available Funds on the second following Payment Date. See "Description of the Notes -- Application of Payments" above.

Remittance and Other Servicing Procedures


     The Servicer, the Trustee and the Issuer will enter into the Servicing Agreement on or prior to the Closing Date that will further detail the procedures for Lease collections and Equipment remarketing. The Servicer has agreed to manage, administer and service the Lease Receivables and to enforce and make collections on the Lease Receivables, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it. In general, the Servicer, in accordance with the Servicer's policies and procedures, shall have full power and authority to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Lessees regarding the Leases, investigating delinquencies, remitting payments to the Distribution Account in a timely manner, furnishing monthly and annual statements with respect to collections and payments, using commercially reasonable efforts to dispose of any related Equipment upon the expiration or termination of a Lease, and using its best efforts to maintain the perfected first priority security interest of the Trustee on behalf of the Noteholders in the Leases and their respective interests, if any, in the related Equipment to the extent required herein.


     The Servicer will, at its own cost and expense, maintain all documents relating to the Leases (the "Lease Files"), as custodian for the Noteholders in accordance with the Servicer's customary practices, policies, and procedures.


     The Servicer may grant to a Lessee any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Lease. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Distribution Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Lease which would materially impair the rights of the Issuer or the Noteholders in the Leases or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Lessee) be less than the Prepayment Amount for such Lease. The Servicer may waive, modify or vary any term of a Lease if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Servicing Agreement that
(i) it will not forgive any payment of rent, principal or interest, (ii) unless a Lessee is in default, it will not permit any modification with respect to a Lease which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Lease; provided, however, that no change in the final maturity date of any Lease shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Lease then held by the Issuer, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than Prepayment Amount for such Lease and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Lessee and (y) such partial Prepayment will not reduce the Aggregate Discount Lease Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Lease Balance prior to such partial

Prepayment.  In the case of a partial  Prepayment,  the  Servicer is required to
accurately   recalculate  the  Aggregate   Discounted  Lease  Balance,  and  the
allocation of Lease Payments to principal and interest.

     The Servicer, as an independent contractor on behalf of the Issuer and for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Lease Receivables and enforcing and making collections on the Leases and for the enforcing of any security interest in any item of
Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Issuer in the Equipment and the Leases.

Payments on Lease Receivables


     The Servicer will deposit all payments on the related Lease Receivables (from whatever source) and all proceeds of the Lease Receivables collected during each collection period (each, a "Collection Period") within two Business Days of receipt thereof into the Distribution Account. Pending deposit into the Distribution Account, collections in such collection facility may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.


Distributions

     Beginning on August 25, 1999, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Notes entitled thereto will be made by the Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each class of Notes will be set forth herein under the headings "Description of the Notes -- Application of Payments," "-- Interest," and "-- Principal."

Servicing Compensation and Payment of Expenses

     The Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to the product of (a) one-twelfth times 0.50% per annum (the "Servicing Fee Rate") and (b) the Aggregate Discounted Lease Balance, as of the first day of such Collection Period. The priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), is set forth in the Indenture, as described more fully under "Description of the Notes--Application of Payments" herein. The Servicing Fee will be paid prior to any distribution to the Noteholders.


     The Servicer will also collect and retain any late fees or the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.


     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of leases as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Lease Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

Statements to the Trustee


     At least three Business Days prior to each Payment Date with respect to each series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes -- Reports to Noteholders."


Compliance Certification

     The Servicing Agreement will provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination (as defined below) has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

     Copies of such certificates may be obtained by Noteholders by a request in writing addressed to the Trustee.

     The Servicing Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Indenture or enforcement actions as can be generated by the Servicer's existing data processing system.

Certain Matters Relating to the Servicer

     The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Servicing Agreement (the "Successor Servicer"). The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

     Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Servicing Agreement.

     The Servicing Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Events of Servicing Termination


     An "Event of Servicing Termination" under the Servicing Agreement will occur: (a) if the Servicer fails to make any payment or deposit required under the Servicing Agreement within three Business Days of when required to do so;
(b) if the Servicer fails to submit a Servicer's certificate, within three Business Days following knowledge or notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the Notes or (ii) if any representation or warranty of the Servicer in the Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Trustee or the Noteholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Trustee or to the Trustee or the Servicer by any Noteholders, or (y) the date on which any Servicing Officer or authorized officer of the Trustee knows, or reasonably should have known, of such failure or of such breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; or (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Servicing Agreement except as specifically permitted therein.


Rights Upon an Event of Servicing Termination

     If an Event of Servicing Termination has occurred and is continuing, the Trustee shall with the consent of the majority of the Noteholders terminate all (but not less than all) of the Servicer's rights and obligations under the Servicing Agreement. Upon such termination, the Successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement; provided, however, that the Successor Servicer shall not
(i) assume any obligation to reacquire Lease Receivables by reason of misrepresentations or breaches of warranties, or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The Trustee also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of leases. The Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the Servicing Agreement.

Events of Default

     Upon the occurrence of an Event of Default, the Trustee, upon the written direction of a majority of the Noteholders, shall declare the unpaid principal amount of all the Notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Issuer. "Events of Default" wherever used herein means any one of the following events:

     (i) failure to pay interest on any Note within four (4) days of when due or the failure to pay principal on any Note by its Stated Maturity Date;

     (ii) failure of the Seller, the Transferor, or the Servicer to make payments or deposits required under the Transaction Documents within three
     (3) Business Days;

     (iii) failure of the Seller, the Transferor, the Issuer, the Trustee or the Servicer to perform any covenant with respect to the transaction documents, which such failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days (provided no such cure period shall apply to the Seller's failure to accept the reassignment of any Ineligible Lease, and further provided, only a five (5) day cure period will apply to the Seller's, the Transferor's, the Issuer's or the Trustee's covenant not to grant a security interest in or otherwise intentionally create a lien on the Leases);

     (iv) any representation or warranty by the Seller, the Transferor, the Trustee or the Servicer is not correct in any material respect and continues for a period of 60 days (provided that the Transferor can "cure" such misrepresentation by purchasing the contracts related thereto);

     (v) the insolvency of the Seller, the Transferor or the Issuer; or



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

     (vi) the Issuer becomes an "Investment Company."

     If the Notes have been declared due and payable following an Event of Default with respect thereto, the Trustee may and, at the direction of a majority of the Noteholders, shall institute proceedings to collect amounts due or foreclose on the Lease Receivables, exercise remedies as a secured party, sell the related Lease Receivables or elect to have the Issuer maintain possession of such Lease Receivables and continue to apply collections on such Lease Receivables as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the related Lease Receivables following an Event of Default, unless (i) the holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Trustee determines that the proceeds of the Lease Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment to the Issuer of any residual interest.

Termination of the Indenture


     The Indenture will terminate, (i) at any time which is 100 days after the payment to the Noteholders of all amounts required to be paid to them pursuant to the Indenture, reducing the aggregate Outstanding Principal Amount to zero or
(ii) after the 100th day following the date on which the Issuer has deposited with the Trustee sufficient funds to discharge all obligations under the Indenture on or after a date one year prior to the final Stated Maturity Date of the last outstanding Class of the Notes. The Notes will be redeemed following the exercise by the Issuer of an Optional Redemption or the exercise by the Servicer of a Clean-Up Call. Upon termination of the Indenture and the reduction of the aggregate Outstanding Principal Amount, to zero and payment of any amounts then owing to the Trustee, the Issuer shall retain any remaining property


     The respective representations, warranties and indemnities of Charter, the Seller, the Servicer and the Transferor will survive any termination of the Indenture.

Amendment

     The Transaction Documents may be amended by agreement of the parties thereto, the Trustee, and the Issuer at any time, without consent of the Noteholders, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Noteholder.

     The Transaction Documents may also be amended from time to time by the parties thereto, the Trustee, the Issuer, and a specified percentage of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Lease Receivables or distributions which are required to be made on any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of Noteholders required to consent to any amendment, without unanimous consent of the Noteholders.

     The Trustee is required under the Indenture to furnish Noteholders and the Rating Agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

                                   THE TRUSTEE

General


     The Trustee, LaSalle Bank National Association, is a national banking association organized under the laws of the United States of America. The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Transferor and the Servicer, in which event the Servicer will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Indenture. The Servicer may and shall at the direction of the Noteholders evidencing more than 25% of the aggregate Outstanding Principal Amount of all Classes of Notes (the "Percentage
Interests"), also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Noteholders will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


Duties and Immunities of the Trustee


     The Trustee will make no representations as to the validity or sufficiency of the Indenture, the Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by Charter or the Transferor of any funds paid to the Transferor in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

     No recourse is available based on any provision of the Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against LaSalle Bank National Association, in its individual capacity, and LaSalle Bank National Association shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Lease Receivables or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

     The Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder (b) and (c) collectively, the "Trustee Expenses").


                       PREPAYMENT AND YIELD CONSIDERATIONS


     The rate of principal payments on, and the weighted average life of, the Notes will be directly related to the rate of principal payments on the underlying Leases. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Leases may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Leases from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Distribution Account.


     The Leases generally do not provide for the right of the Lessee to prepay. As provided in the Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that

(x) no partial Prepayment of a Lease will be allowed unless all current amounts owed on such Lease have been paid and (y) that no Prepayment in full of a Lease will be allowed unless the Prepayment Amount for such Lease has been paid.

     Prepayment of the Notes may also occur as a result of the exercise of an Optional Redemption by the Issuer or a Clean-Up Call by the Servicer.

     The "weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal payments (including Lease payments and prepayments) on the Leases are made. Principal payments on Leases may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Leases). The weighted average lives of the Notes will also be influenced by delays associated with realizing on Defaulted Leases. In the prepayment model used in this Prospectus, the "Conditional Prepayment Rate" or "CPR," represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Leases. The CPR assumes that a fraction of the outstanding Pool of Assets is prepaid on each Payment Date, which implies that each Lease in the Pool of Assets is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Pool of Assets. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full.


     The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Weighted Average Lives of the Notes


     For the purpose of the tables below, it is assumed, among other things, that: (i) the Closing Date for the Notes occurs on August 20, 1999, (ii) distributions on (A) the Notes other than the Class A-1 Notes are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, and (B) on the Class A-1 Notes are made on the actual Payment Date, commencing on August 25, 1999 in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Leases are experienced, (iv) no Lease is repurchased for breach of a representation and warranty or otherwise, (v) the Statistical Discount Rate is 7.23% per annum, (vi) Prepayments with respect to the Leases are received on the last day of each Collection Period, commencing on July 31, 1999, (vii) the Initial Outstanding Principal Amount is $50,642,266 for the Class A-1 Notes,
$40,355,556  for the  Class A-2  Notes,  $18,990,850  for the  Class A-3  Notes,
$48,708,013 for the Class A-4 Notes, $7,473,251 for the Class B Notes, $3,956,427 for the Class C Notes and $1,318,809 for the Class D Notes, (viii) the Servicer exercises its Clean-Up Call on the earliest possible date, (ix) the Servicing Fee is 0.50% per annum, (x) the Lease pool consists of a single Lease with an Aggregate Discounted Lease Balance equal to $175,841,202 and (xi) Lease Payments on such Lease are timely received (collectively, the "Modeling Assumptions").


     Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Leases and the characteristics of the Leases assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Outstanding Principal Amount of the Notes and weighted average lives of the Notes set forth in the tables. In addition, since the actual Leases which will be owned by the Issuer may have characteristics which differ from those assumed in preparing the tables set forth below (for example, the actual Leases may experience delinquencies or defaults or be repurchased due to a breach of representation and warranty), the related weighted average life may be longer or shorter than as indicated in the tables.


     The following tables set forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, assuming a CPR of 0%, 5%, 7% and 10%.

  PERCENTAGE OF INITIAL AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OUTSTANDING AT
                            STATED PREPAYMENT SPEEDS

                                             Class A-1 Notes                                   Class A-2 Notes
    Payment Date                         Prepayment Speed (CPR)                            Prepayment Speed (CPR)
-----------------------------------------------------------------------------------------------------------------------------
                                  0%         5%         7%        10%               0%       5%         7%        10%
Closing Date                    100.00%    100.00%    100.00%    100.00%        100.00%    100.00%    100.00%    100.00%
August, 99                       91.95      90.50      89.90      88.98         100.00     100.00     100.00     100.00
September, 99                    84.09      81.27      80.11      78.33         100.00     100.00     100.00     100.00
October, 99                      76.17      72.05      70.36      67.77         100.00     100.00     100.00     100.00
November, 99                     67.94      62.60      60.41      57.06         100.00     100.00     100.00     100.00
December, 99                     60.01      53.51      50.86      46.81         100.00     100.00     100.00     100.00
January, 2000                    52.05      44.47      41.38      36.69         100.00     100.00     100.00     100.00
February, 2000                   43.71      35.14      31.66      26.37         100.00     100.00     100.00     100.00
March, 2000                      35.43      25.93      22.08      16.25         100.00     100.00     100.00     100.00
April, 2000                      24.98      14.71      10.56       4.30         100.00     100.00     100.00     100.00
May, 2000                        16.59       5.55       1.11       0.00         100.00     100.00     100.00      93.95
June, 2000                        8.25       0.00       0.00       0.00         100.00      96.23      91.13      83.46
July, 2000                        0.00       0.00       0.00       0.00          99.89      86.50      81.15      73.12
August, 2000                      0.00       0.00       0.00       0.00          90.78      76.81      71.23      62.89
September, 2000                   0.00       0.00       0.00       0.00          82.02      67.51      61.75      53.13
October, 2000                     0.00       0.00       0.00       0.00          73.46      58.48      52.54      43.69
November, 2000                    0.00       0.00       0.00       0.00          64.66      49.29      43.22      34.20
December, 2000                    0.00       0.00       0.00       0.00          56.10      40.41      34.23      25.06
January, 2001                     0.00       0.00       0.00       0.00          47.90      31.93      25.65      16.37
February, 2001                    0.00       0.00       0.00       0.00          39.84      23.65      17.31       7.95
March, 2001                       0.00       0.00       0.00       0.00          32.19      15.81       9.41       0.00
April, 2001                       0.00       0.00       0.00       0.00          24.33       7.84       1.42       0.00
May, 2001                         0.00       0.00       0.00       0.00          16.78       0.22       0.00       0.00
June, 2001                        0.00       0.00       0.00       0.00           9.36       0.00       0.00       0.00
July, 2001                        0.00       0.00       0.00       0.00           1.55       0.00       0.00       0.00
August, 2001                      0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
September, 2001                   0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
October, 2001                     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
November, 2001                    0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
December, 2001                    0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
January, 2002                     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
February, 2002                    0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
March, 2002                       0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
April, 2002                       0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
May, 2002                         0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
June, 2002                        0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
July, 2002                        0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
August, 2002                      0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
September, 2002                   0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
October, 2002                     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
November, 2002                    0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
December, 2002                    0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
January, 2003                     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
February, 2003                    0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
March, 2003                       0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
April, 2003                       0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
May, 2003                         0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
June, 2003                        0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
July, 2003                        0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
August, 2003                      0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
September, 2003                   0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
October, 2003                     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
Weighted Average
Life (years)* to Call             0.48       0.42       0.40       0.37           1.46       1.31       1.25       1.18
Weighted Average
Life (years)* to                  0.48       0.42       0.40       0.37           1.46       1.31       1.25       1.18
Maturity

                                                Class A-3 Notes
    Payment Date                             Prepayment Speed (CPR)
                                    0%        5%         7%        10%
-------------------------------------------------------------------------
Closing Date                     100.00%    100.00%    100.00%    100.00%
August, 99                       100.00     100.00     100.00     100.00
September, 99                    100.00     100.00     100.00     100.00
October, 99                      100.00     100.00     100.00     100.00
November, 99                     100.00     100.00     100.00     100.00
December, 99                     100.00     100.00     100.00     100.00
January, 2000                    100.00     100.00     100.00     100.00
February, 2000                   100.00     100.00     100.00     100.00
March, 2000                      100.00     100.00     100.00     100.00
April, 2000                      100.00     100.00     100.00     100.00
May, 2000                        100.00     100.00     100.00     100.00
June, 2000                       100.00     100.00     100.00     100.00
July, 2000                       100.00     100.00     100.00     100.00
August, 2000                     100.00     100.00     100.00     100.00
September, 2000                  100.00     100.00     100.00     100.00
October, 2000                    100.00     100.00     100.00     100.00
November, 2000                   100.00     100.00     100.00     100.00
December, 2000                   100.00     100.00     100.00     100.00
January, 2001                    100.00     100.00     100.00     100.00
February, 2001                   100.00     100.00     100.00     100.00
March, 2001                      100.00     100.00     100.00      99.98
April, 2001                      100.00     100.00     100.00      82.97
May, 2001                        100.00     100.00      86.81      66.78
June, 2001                       100.00      84.65      71.02      51.07
July, 2001                       100.00      68.22      54.69      34.94
August, 2001                      87.79      52.90      39.49      19.94
September, 2001                   73.13      38.46      25.18       5.86
October, 2001                     58.74      24.38      11.25       0.00
November, 2001                    45.08      11.07       0.00       0.00
December, 2001                    31.80       0.00       0.00       0.00
January, 2002                     15.92       0.00       0.00       0.00
February, 2002                     0.28       0.00       0.00       0.00
March, 2002                        0.00       0.00       0.00       0.00
April, 2002                        0.00       0.00       0.00       0.00
May, 2002                          0.00       0.00       0.00       0.00
June, 2002                         0.00       0.00       0.00       0.00
July, 2002                         0.00       0.00       0.00       0.00
August, 2002                       0.00       0.00       0.00       0.00
September, 2002                    0.00       0.00       0.00       0.00
October, 2002                      0.00       0.00       0.00       0.00
November, 2002                     0.00       0.00       0.00       0.00
December, 2002                     0.00       0.00       0.00       0.00
January, 2003                      0.00       0.00       0.00       0.00
February, 2003                     0.00       0.00       0.00       0.00
March, 2003                        0.00       0.00       0.00       0.00
April, 2003                        0.00       0.00       0.00       0.00
May, 2003                          0.00       0.00       0.00       0.00
June, 2003                         0.00       0.00       0.00       0.00
July, 2003                         0.00       0.00       0.00       0.00
August, 2003                       0.00       0.00       0.00       0.00
September, 2003                    0.00       0.00       0.00       0.00
October, 2003                      0.00       0.00       0.00       0.00
Weighted Average
Life (years)* to Call              2.27       2.08       2.00       1.90
Weighted Average
Life (years)* to                   2.27       2.08       2.00       1.90
Maturity

*    The  weighted  average  life of a  Class  of  Notes  is  determined  by (a)
     multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Notes by the number of years from the Closing Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Outstanding Principal Amount.

This table has been prepared based on the "Modeling Assumptions" preceding this table (including the assumptions regarding the characteristics and performance of the Leases which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

  PERCENTAGE OF INITIAL AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OUTSTANDING AT
                            STATED PREPAYMENT SPEEDS

                                             Class A-4 Notes                                    Class B Notes
    Payment Date                         Prepayment Speed (CPR)                            Prepayment Speed (CPR)
-------------------------------------------------------------------------------------------------------------------------------
                                   0%        5%         7%        10%              0%        5%         7%        10%
Closing Date                    100.00%    100.00%    100.00%    100.00%        100.00%    100.00%    100.00%    100.00%
August, 99                      100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
September, 99                   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
October, 99                     100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
November, 99                    100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
December, 99                    100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
January, 2000                   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
February, 2000                  100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
March, 2000                     100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
April, 2000                     100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
May, 2000                       100.00     100.00     100.00     100.00         100.00     100.00     100.00      97.74
June, 2000                      100.00     100.00     100.00     100.00         100.00      98.59      96.69      93.82
July, 2000                      100.00     100.00     100.00     100.00          99.96      94.96      92.96      89.96
August, 2000                    100.00     100.00     100.00     100.00          96.56      91.34      89.26      86.14
September, 2000                 100.00     100.00     100.00     100.00          93.29      87.87      85.71      82.50
October, 2000                   100.00     100.00     100.00     100.00          90.09      84.49      82.27      78.97
November, 2000                  100.00     100.00     100.00     100.00          86.80      81.06      78.79      75.42
December, 2000                  100.00     100.00     100.00     100.00          83.60      77.74      75.44      72.01
January, 2001                   100.00     100.00     100.00     100.00          80.54      74.58      72.23      68.77
February, 2001                  100.00     100.00     100.00     100.00          77.53      71.49      69.12      65.62
March, 2001                     100.00     100.00     100.00     100.00          74.68      68.56      66.17      62.65
April, 2001                     100.00     100.00     100.00     100.00          71.74      65.58      63.18      59.66
May, 2001                       100.00     100.00     100.00     100.00          68.92      62.73      60.33      56.81
June, 2001                      100.00     100.00     100.00     100.00          66.15      59.95      57.56      54.05
July, 2001                      100.00     100.00     100.00     100.00          63.23      57.07      54.69      51.22
August, 2001                    100.00     100.00     100.00     100.00          60.51      54.37      52.02      48.58
September, 2001                 100.00     100.00     100.00     100.00          57.93      51.84      49.50      46.11
October, 2001                   100.00     100.00     100.00      96.96          55.40      49.36      47.06      43.71
November, 2001                  100.00     100.00      99.26      91.95          53.00      47.02      44.74      41.45
December, 2001                  100.00      99.30      94.32      87.13          50.67      44.76      42.52      39.28
January, 2002                   100.00      93.43      88.59      81.61          47.88      42.11      39.93      36.79
February, 2002                  100.00      87.68      82.99      76.25          45.13      39.53      37.41      34.37
March, 2002                      95.12      82.96      78.38      71.82          42.88      37.39      35.33      32.37
April, 2002                      90.20      78.33      73.88      67.51          40.66      35.31      33.30      30.43
May, 2002                        85.15      73.63      69.32      63.17          38.38      33.19      31.25      28.48
June, 2002                       80.54      69.35      65.17      59.23          36.30      31.26      29.38      26.70
July, 2002                       76.14      65.28      61.24      55.51          34.32      29.43      27.61      25.02
August, 2002                     71.72      61.23      57.34      51.83          32.33      27.60      25.85      23.36
September, 2002                  67.73      57.58      53.83      48.52          30.53      25.95      24.26      21.87
October, 2002                    63.73      53.94      50.34      45.25          28.73      24.32      22.69      20.40
November, 2002                   59.49      50.14      46.71      41.87          26.82      22.60      21.05      18.87
December, 2002                   55.79      46.82      43.54      38.92          25.15      21.11      19.63      17.55
January, 2003                    52.67      44.01      40.85      36.42          23.74      19.84      18.42      16.42
February, 2003                   49.75      41.40      38.36      34.11          22.43      18.66      17.29      15.37
March, 2003                      46.78      38.76      35.85      31.79          21.09      17.47      16.16      14.33
April, 2003                      43.86      36.19      33.41       0.00          19.77      16.31      15.06       0.00
May, 2003                        41.38      33.99      31.33       0.00          18.65      15.32      14.12       0.00
June, 2003                       38.99      31.90       0.00       0.00          17.58      14.38       0.00       0.00
July, 2003                       36.59       0.00       0.00       0.00          16.50       0.00       0.00       0.00
August, 2003                     33.82       0.00       0.00       0.00          15.25       0.00       0.00       0.00
September, 2003                  31.31       0.00       0.00       0.00          14.11       0.00       0.00       0.00
October, 2003                     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
Weighted Average
Life (years)* to Call             3.53       3.30       3.22       3.08           2.54       2.34       2.27       2.16
Weighted Average
Life (years)* to                  3.77       3.54       3.45       3.32           2.75       2.56       2.50       2.40
Maturity

                                                    Class C Notes
    Payment Date                                Prepayment Speed (CPR)
-----------------------------------------------------------------------------
                                       0%        5%         7%        10%
Closing Date                        100.00%    100.00%    100.00%    100.00%
August, 99                          100.00     100.00     100.00     100.00
September, 99                       100.00     100.00     100.00     100.00
October, 99                         100.00     100.00     100.00     100.00
November, 99                        100.00     100.00     100.00     100.00
December, 99                        100.00     100.00     100.00     100.00
January, 2000                       100.00     100.00     100.00     100.00
February, 2000                      100.00     100.00     100.00     100.00
March, 2000                         100.00     100.00     100.00     100.00
April, 2000                         100.00     100.00     100.00     100.00
May, 2000                           100.00     100.00     100.00      97.74
June, 2000                          100.00      98.59      96.69      93.82
July, 2000                           99.96      94.96      92.96      89.96
August, 2000                         96.56      91.34      89.26      86.14
September, 2000                      93.29      87.87      85.71      82.50
October, 2000                        90.09      84.49      82.27      78.97
November, 2000                       86.80      81.06      78.79      75.42
December, 2000                       83.60      77.74      75.44      72.01
January, 2001                        80.54      74.58      72.23      68.77
February, 2001                       77.53      71.49      69.12      65.62
March, 2001                          74.68      68.56      66.17      62.65
April, 2001                          71.74      65.58      63.18      59.66
May, 2001                            68.92      62.73      60.33      56.81
June, 2001                           66.15      59.95      57.56      54.05
July, 2001                           63.23      57.07      54.69      51.22
August, 2001                         60.51      54.37      52.02      48.58
September, 2001                      57.93      51.84      49.50      46.11
October, 2001                        55.40      49.36      47.06      43.71
November, 2001                       53.00      47.02      44.74      41.45
December, 2001                       50.67      44.76      42.52      39.28
January, 2002                        47.88      42.11      39.93      36.79
February, 2002                       45.13      39.53      37.41      34.37
March, 2002                          42.88      37.39      35.33      32.37
April, 2002                          40.66      35.31      33.30      30.43
May, 2002                            38.38      33.19      31.25      28.48
June, 2002                           36.30      31.26      29.38      26.70
July, 2002                           34.32      29.43      27.61      25.02
August, 2002                         32.33      27.60      25.85      23.36
September, 2002                      30.53      25.95      24.26      21.87
October, 2002                        28.73      24.32      22.69      20.40
November, 2002                       26.82      22.60      21.05      18.87
December, 2002                       25.15      21.11      19.63      17.55
January, 2003                        23.74      19.84      18.42      16.42
February, 2003                       22.43      18.66      17.29      15.37
March, 2003                          21.09      17.47      16.16      14.33
April, 2003                          19.77      16.31      15.06       0.00
May, 2003                            18.65      15.32      14.12       0.00
June, 2003                           17.58      14.38       0.00       0.00
July, 2003                           16.50       0.00       0.00       0.00
August, 2003                         15.25       0.00       0.00       0.00
September, 2003                      14.11       0.00       0.00       0.00
October, 2003                         0.00       0.00       0.00       0.00
Weighted Average
Life (years)* to Call                 2.54       2.34       2.27       2.16
Weighted Average
Life (years)* to                      2.75       2.56       2.50       2.40
Maturity

*    The  weighted  average  life of a  Class  of  Notes  is  determined  by (a)
     multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Notes by the number of years from the Closing Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Outstanding Principal Amount.

This table has been prepared based on the "Modeling Assumptions" preceding this table (including the assumptions regarding the characteristics and performance of the Leases which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

  PERCENTAGE OF INITIAL AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OUTSTANDING AT
                            STATED PREPAYMENT SPEEDS

                                            Class D Notes
    Payment Date                        Prepayment Speed (CPR)
--------------------------------------------------------------------------
                                   0%        5%         7%        10%
Closing Date                    100.00%    100.00%    100.00%    100.00%
August, 1999                    100.00     100.00     100.00     100.00
September, 1999                 100.00     100.00     100.00     100.00
October, 1999                   100.00     100.00     100.00     100.00
November, 1999                  100.00     100.00     100.00     100.00
December, 1999                  100.00     100.00     100.00     100.00
January, 2000                   100.00     100.00     100.00     100.00
February, 2000                  100.00     100.00     100.00     100.00
March, 2000                     100.00     100.00     100.00     100.00
April, 2000                     100.00     100.00     100.00     100.00
May, 2000                       100.00     100.00     100.00      97.74
June, 2000                      100.00      98.59      96.69      93.82
July, 2000                       99.96      94.96      92.96      89.96
August, 2000                     96.56      91.34      89.26      86.14
September, 2000                  93.29      87.87      85.71      82.50
October, 2000                    90.09      84.49      82.27      78.97
November, 2000                   86.80      81.06      78.79      75.42
December, 2000                   83.60      77.74      75.44      72.01
January, 2001                    80.54      74.58      72.23      68.77
February, 2001                   77.53      71.49      69.12      65.62
March, 2001                      74.68      68.56      66.17      62.65
April, 2001                      71.74      65.58      63.18      59.66
May, 2001                        68.92      62.73      60.33      56.81
June, 2001                       66.15      59.95      57.56      54.05
July, 2001                       63.23      57.07      54.69      51.22
August, 2001                     60.51      54.37      52.02      48.58
September, 2001                  57.93      51.84      49.50      46.11
October, 2001                    55.40      49.36      47.06      43.71
November, 2001                   53.00      47.02      44.74      41.45
December, 2001                   50.67      44.76      42.52      39.28
January, 2002                    47.88      42.11      39.93      36.79
February, 2002                   45.13      39.53      37.41      34.37
March, 2002                      42.88      37.39      35.33      32.37
April, 2002                      40.66      35.31      33.30      30.43
May, 2002                        38.38      33.19      31.25      28.48
June, 2002                       36.30      31.26      29.38      26.70
July, 2002                       34.32      29.43      27.61      25.02
August, 2002                     32.33      27.60      25.85      23.36
September, 2002                  30.53      25.95      24.26      21.87
October, 2002                    28.73      24.32      22.69      20.40
November, 2002                   26.82      22.60      21.05      18.87
December, 2002                   25.15      21.11      19.63      17.55
January, 2003                    23.74      19.84      18.42      16.42
February, 2003                   22.43      18.66      17.29      15.37
March, 2003                      21.09      17.47      16.16      14.33
April, 2003                      19.77      16.31      15.06       0.00
May, 2003                        18.65      15.32      14.12       0.00
June, 2003                       17.58      14.38       0.00       0.00
July, 2003                       16.50       0.00       0.00       0.00
August, 2003                     15.25       0.00       0.00       0.00
September, 2003                  14.11       0.00       0.00       0.00
October, 2003                     0.00       0.00       0.00       0.00
Weighted Average
Life (years)* to Call             2.54       2.34       2.27       2.16
Weighted Average
Life (years)* to                  2.75       2.56       2.50       2.40
Maturity

*    The  weighted  average  life of a  Class  of  Notes  is  determined  by (a)
     multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Notes by the number of years from the Closing Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Outstanding Principal Amount.

This table has been prepared based on the "Modeling Assumptions" preceding this table (including the assumptions regarding the characteristics and performance of the Leases which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                 LEASE CASH FLOW

   Collection Period        Scheduled Cash Flow       Collection Period   Scheduled Cash Flow

       July, 1999               5,138,321.09            January, 2003           1,824,675.96

      August, 1999              5,010,975.27           February, 2003           1,848,749.46

    September, 1999             5,022,620.51             March, 2003            1,804,101.51

     October , 1999             5,156,746.81             April, 2003            1,551,010.11

     November, 1999             4,976,701.51              May, 2003             1,486,552.32

     December, 1999             4,969,211.51             June, 2003             1,486,553.66

     January, 2000              5,133,635.79             July, 2003             1,688,292.59

     February, 2000             5,084,810.96            August, 2003            1,532,823.89

      March, 2000               6,152,930.76           September, 2003          1,328,333.07

      April, 2000               5,080,856.54           October , 2003           1,275,779.86

       May, 2000                5,027,193.16           November, 2003             922,912.59

       June, 2000               5,011,181.05           December, 2003             872,526.79

       July, 2000               5,011,736.67            January, 2004             849,139.79

      August, 2000              4,822,396.37           February, 2004             803,663.79

    September, 2000             4,709,691.84             March, 2004              800,422.79

     October , 2000             4,794,218.50             April, 2004              747,605.65

     November, 2000             4,656,259.05              May, 2004               783,240.78

     December, 2000             4,465,775.63             June, 2004               699,691.89

     January, 2001              4,372,948.20             July, 2004             1,404,761.67

     February, 2001             4,162,899.92            August, 2004              647,390.66

      March, 2001               4,239,322.45           September, 2004            647,390.66

      April, 2001               4,071,038.72           October , 2004             939,355.66

       May, 2001                3,989,648.41           November, 2004             752,635.66

       June, 2001               4,149,199.28           December, 2004             579,350.66

       July, 2001               3,889,728.22            January, 2005             579,350.66

      August, 2001              3,681,550.08           February, 2005             516,394.06

    September, 2001             3,603,649.12             March, 2005              499,359.06

     October , 2001             3,423,620.45             April, 2005              474,724.06

     November, 2001             3,321,742.77              May, 2005               505,309.06

     December, 2001             3,876,859.90             June, 2005               409,534.06

     January, 2002              3,804,185.98             July, 2005               339,558.06

     February, 2002             3,157,038.62            August, 2005              314,893.06

      March, 2002               3,097,213.09           September, 2005            301,510.50

      April, 2002               3,159,485.66           October , 2005             165,961.86

       May, 2002                2,890,260.13           November, 2005             143,397.95

       June, 2002               2,755,450.21           December, 2005             126,072.50

       July, 2002               2,753,438.27            January, 2006             126,072.50

      August, 2002              2,494,567.57           February, 2006             101,996.27

    September, 2002             2,490,297.54             March, 2006              101,996.27

     October , 2002             2,610,094.74             April, 2006               98,534.27

     November, 2002             2,290,394.47              May, 2006                54,098.27

     December, 2002             1,950,627.27

     The Leases will not have the characteristics assumed above, and there can be no assurance that (i) the Leases will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Leases, which will include Leases that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Notes will differ from those set forth above, even if all of the Leases prepay at the indicated constant prepayment rates.

     The effective yield to Noteholders will depend upon, among other things, the price at which such Notes are purchased, and the amount of and rate at which principal, including both scheduled and Lease Payments thereof, is paid to the Noteholders. See "Risk Factors -- Maturity and Prepayment Considerations."

                           LEGAL ASPECTS OF THE LEASES

General

     The Leases that are to be included in the Pool of Assets will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC, a purchaser of chattel paper must take the same action as a secured party in a transaction creating a security interest in chattel paper in order to protect or perfect its interest in chattel paper. The Transferor, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements covering the Leases to be made with the appropriate governmental authorities. Under the Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect, perfect and preserve the Issuer's or the Trustee's interests in the Leases and their proceeds, as the case may be.

The Equipment

     The Seller will convey the Seller's interest in the related Equipment to the Transferor. UCC financing statements will not be filed to perfect any security interest in the Equipment. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer.

     In the event of a default by a Lessee, the Servicer on behalf of the Trustee may take action to enforce such Defaulted Lease by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

     In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Servicing Agreement may require the Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Issuer, re-lease such Equipment for the benefit of the Noteholders.

     Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of the equipment of the type financed pursuant to the Leases generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of the Lease may be less than the outstanding balance on the Lease which it secures. Because of this, and because other creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Defaulted Lease in the event that the Servicer elects to repossess and sell such Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may not have sufficient assets to satisfy such judgments. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or uncollectible.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to the Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

     In addition, certain of the Lessees may be governmental entities. Payment by governmental authorities of amounts due under such Leases may be contingent upon legislative approval. Further, the assignment of such payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related Lease.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of all of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Notes offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Notes.

     The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables.

Tax Characterization of the Issuer

     Tax counsel is of the opinion that the Issuer will not be treated as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Tax Characterization of the Notes

     In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the Offered Notes will be treated as indebtedness for federal income tax purposes. If characterized as indebtedness, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Noteholders using the accrual method of accounting may be required to report income for tax purposes in advance of receiving a corresponding cash distribution with which to pay the related tax. Interest received on the Notes also may constitute "investment income" for purposes of limitations in the Code concerning the deductibility of investment interest expense.

     Although it is the opinion of Tax Counsel that the Offered Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that this debt characterization of the Offered Notes will prevail. If any class of Notes were treated as an ownership interest in the Leases, all income on the Leases would be income to the holders of such class of Notes, and related fees and expenses would generally be deductible (subject to the limitations on the deductibility of miscellaneous itemized deductions by individuals) and the market discount and premium provisions of the Code might apply to a purchase of the Notes.

     If, alternatively, any class of Notes were treated as an equity interest in the Issuer, the Issuer might be classified as a partnership or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation. If such class of Notes were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Lease Receivables by the partnership would be passed through to Noteholders of such class, as partners in a partnership according to their respective interests therein. The timing, amount and character of the income or expenses reportable by the Noteholders as partners in a partnership could differ from the income or expenses reportable by the Noteholders as holders of debt. If the Noteholders were treated as partners, a cash basis Noteholder might be required to report income when it accrues to the partnership rather than when it is received by the Noteholder. Moreover, if Notes were treated as interests in a partnership, an individual Noteholder's share of expenses of the partnership (e.g., Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual Noteholder's adjusted gross income, meaning that the individual Noteholder might be taxed on a greater amount of income than the stated interest on his or her Notes. Finally, if a Note were treated as a partnership interest, any taxable income allocated to a Holder that is a pension, profit sharing or employee benefit plan or other tax-exempt, could constitute "unrelated business taxable income."

     If the Notes were treated as interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Lease Receivables. Moreover, distributions by the entity on the Notes probably would not be deductible in computing the entity's taxable income and all or part of any distributions to Noteholders would probably be treated as dividends. The imposition of an entity-level tax could result in a reduced amount of cash available for distributions to Noteholders.

     Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Notes. Further, if the IRS were to contend successfully that the Notes are interests in a publicly traded partnership taxable as a corporation, additional tax consequences would apply to foreign Noteholders. Investors are urged to consult their own tax advisors with regard to the potential application of those provisions.

Discount and Premium

     A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note

(or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Notes were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the closing date relating to such series of Notes (the "Closing Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under such Note. The stated redemption price at maturity of any other
Note is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Closing Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date until the date on which each such distribution is expected to be made under the assumption that the Lease Receivables prepay at the rate specified under the heading "Prepayment and Yield Considerations" (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     The adjusted issue price of a Note at any time will equal the issue price of the Note, increased by the aggregate amount of previously accrued original issue discount with respect to that Note, and reduced by the amount of any distributions made on that Note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     A subsequent purchaser of a Note that purchases such Note at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Note, the daily portion of original issue discount with respect to such Note (but reduced, if the cost of such Note to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Note for all days on or after the day of purchase).

     Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Note not previously included in income. With respect to Notes that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note (a "Premium Note") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Tax Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Note's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

     Special Election. For any Note acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Tax Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The Internal Revenue Service has issued some of the regulations (the "Withholding Regulations"), which change some of the rules relating to some of the presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 2001, although valid withholding certificates that are held on December 31, 2000 remain valid until the earlier of December 31, 2001 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

     The Notes. Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Tax Code.

     If income or gain with respect to a Note is effectively connected with a U.S. trade or business carried on by a Noteholder who or which is not a U.S. person, the 30 percent withholding tax will not apply but the Noteholder will be subject to U.S. federal income tax at graduated rates applicable to U.S. persons.

     The Withholding Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

                       STATE AND LOCAL TAX CONSIDERATIONS

     Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Tax Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Tax Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Tax Code for such persons.


     In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

     Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Tax Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Tax Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Tax Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of Offered Notes that the Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change if the Issuer incurred losses. However, even if the Offered Notes are treated as indebtedness for ERISA purposes, the acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Offered Notes, or to whom the Offered Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by a Department of Labor class exemption.


     Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA, are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.


     Any Benefit Plan fiduciary considering the purchase of a Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.


                                 USE OF PROCEEDS

     The proceeds from the sale of the Notes will be applied by the Issuer to the acquisition of the related Lease Receivables from the Transferor and by the Transferor to the acquisition of the related Lease Receivables from the Seller.

                                     RATINGS


     It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated "A-1+" by S&P and "D-1+" by DCR, the Class A-2 Notes be rated "AAA" by S&P and "AAA" by DCR, the Class A-3 Notes be rated "AAA" by S&P and "AAA" by DCR, the Class A-4 Notes be rated "AAA" by S&P and "AAA" by DCR, the Class B Notes be rated "A" by S&P and "A" by DCR, the Class C Notes be rated "BBB" by S&P and "BBB" by DCR, and the Class D Notes be rated "BB" by S&P and "BB" by DCR. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is not assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders. Such ratings do not constitute a recommendation to buy, sell or hold any Notes.


                              PLAN OF DISTRIBUTION


     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes dated August __, 1999 the Issuer has agreed to sell and First Union Capital Markets Corp. (the "Underwriter") has agreed to purchase, the Offered Notes. Purchasers of Offered Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Offered Notes should consult with their legal advisors in this regard prior to any such reoffer or sale. The Issuer is affiliated with Charter.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Offered Notes offered hereby if any of such Offered Notes are purchased. The Underwriting Agreement pertaining to the sale of the Offered Notes will provide that the obligations of the Underwriter will be subject to certain conditions precedent.

     The Underwriter has advised the Issuer that it proposes to offer the Offered Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. In connection with the sale of the Offered Notes, the Underwriter may receive compensation from the Issuer or from purchasers of the Notes in the form of discounts, concessions or commissions. The Underwriter may effect such transactions by selling such Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Transaction Documents and the Underwriting Agreement provide that Charter and the Issuer under certain circumstances will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

     Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for the Issuer by Dewey Ballantine LLP, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain Federal income tax matters will be passed upon for the Issuer by Dewey Ballantine LLP, New York, New York.

                          Index To Financial Statements


                                                                            Page
                                                                            ----


Report of Independent Auditors                                               75

Balance Sheet of the Issuer as of July 15, 1999                              76

Notes to Balance Sheet                                                       77

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Charter Equipment Lease 1999-1 LLC:


We have audited the accompanying balance sheet of Charter Equipment Lease 1999-1 LLC ("the Company") as of July 15, 1999. This balance statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at July 15, 1999, in conformity with generally accepted accounting principles.


                                                     ERNST & YOUNG LLP

New York, New York
July 15, 1999

                       CHARTER EQUIPMENT LEASE 1999-1 LLC

                                  Balance Sheet

                                  July 15, 1999




                                     Assets
Cash                                                                        $100
Total assets                                                                $100


                                 Members' Equity
Members' equity                                                             $100
Total members' equity                                                       $100

See accompanying notes to balance sheet.

                       CHARTER EQUIPMENT LEASE 1999-1 LLC

                             Notes to Balance Sheet

                                  July 15, 1999


(1)  Organization


     Charter Equipment Lease 1999-1 LLC (the "Company") is a limited purpose limited liability company organized under the laws of the State of Delaware and was formed on September 21, 1998 by Charter Funding Corporation V pursuant to a Certificate of Formation dated as of September 21, 1998, as amended as of May 17, 1999 and is governed by the Limited Liability
     Company Operating Agreement (the "Agreement") dated as of September 21, 1998, as amended as of May 17, 1999, and as of August 8, 1999. Charter Funding Corporation V is a wholly-owned subsidiary of Charter Financial, Inc. ("Charter"). The activities of the Company are limited by the terms of the Agreement to acquiring, owning, and managing lease receivables and related assets, issuing and making payments on notes and subordinate securities and other activities related thereto. Prior to July 1, 1999 the Company did not conduct any activities.

     Charter will pay all fees and expenses related to the organization and operations of the Company (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Company). Charter has also agreed to indemnify the Company and certain other persons for certain expenses.

     The Company intends to issue notes subsequent to July 15, 1999. The proceeds will be used to acquire lease contracts and related interests from Charter Funding Corporation V.

                        INDEX OF PRINCIPAL DEFINED TERMS
                                                                            Page
                                                                            ----


Aggregate Discounted Lease Balance.............................................8
Article 2A....................................................................24
Available Funds...............................................................45
Available Reserve Amount......................................................16
Bankruptcy Code...............................................................67
Benefit Plan..................................................................71
Calculation Date...............................................................5
Casualty Loss.................................................................44
Casualty Payment..............................................................44
Cede...........................................................................3
CFC............................................................................2
Charter.....................................................................2, 4
Class..........................................................................1
Class A Notes..................................................................5
Class A Percentage........................................................13, 49
Class A Principal Payment.................................................12, 48
Class A Target Investor Principal Amount..................................13, 48
Class B Floor.............................................................13, 49
Class B Notes..................................................................5
Class B Percentage........................................................13, 49
Class B Principal Payment.............................................12, 13, 48
Class B Target Investor Principal Amount..................................13, 48
Class C Floor.............................................................14, 49
Class C Notes..................................................................5
Class C Percentage........................................................13, 49
Class C Principal Payment.................................................13, 48
Class C Target Investor Principal Amount..................................13, 48
Class D Floor.............................................................14, 49
Class D Notes..................................................................5
Class D Percentage........................................................13, 49
Class D Target Investor Principal Amount..................................13, 48
Class Target Investor Principal Amount....................................13, 48
Clean-Up Call.................................................................18
Closing Date...............................................................4, 69
Collection Period..............................................................4
Commission.....................................................................3
Conditional Prepayment Rate...................................................61
CPR...........................................................................61
Credit and Collection Policies................................................28
Cumulative Loss Amount....................................................15, 50
Cut-Off Date...................................................................4
Debtors.......................................................................22
Defaulted Leases..............................................................44
Definitive Notes..............................................................51
Delinquency Amounts...........................................................18
Delinquent Lease..............................................................18
Discount Rate..................................................................8
Discounted Lease Balance.......................................................7
Distribution Account......................................................18, 54
DTC........................................................................3, 17
Early Termination Lease.......................................................44
Eligible Account..............................................................54
Eligible Institution..........................................................54
Eligible Investments..........................................................54
Eligible Lease................................................................26
Equipment................................................................2, 5, 6

ERISA.........................................................................20
Event of Default..............................................................16
Event of Servicing Termination................................................57
Event of Termination..........................................................54
Events of Default.............................................................58
Exchange Act...................................................................3
Excluded Amounts..............................................................44
Finance Lease.................................................................28
fully taxable bonds...........................................................70
Indenture...................................................................2, 6
Initial Outstanding Principal Amount...........................................1
Insolvency Laws...............................................................22
Interest Accrual Period...................................................11, 47
Interest Payments.........................................................11, 47
IRA...........................................................................71
Issuer.........................................................................1
Lease Files...................................................................43
Lease Payment.................................................................44
Lease Payments................................................................29
Lease Receivables..............................................................2
Leases.........................................................................2
Legal Aspects of the Leases...................................................21
Lessee.........................................................................7
Lessor.........................................................................7
LLC Agreement...........................................................2, 6, 26
Note Interest Rate.............................................................1
Noteholders....................................................................2
Notes..........................................................................5
Offered Notes..................................................................5
Optional Redemption...........................................................19
Outstanding Principal Amounts.............................................11, 47
Overcollateralization Balance.............................................15, 50
Payment Date................................................................2, 4
Percentage Interests..........................................................60
Permitted Encumbrance.........................................................28
Plan..........................................................................20
Plan Assets Regulation........................................................71
Pool Factor...................................................................53
Pool of Assets..........................................................5, 6, 25
Premium Note..................................................................70
Prepayment....................................................................23
Prepayment Amount.............................................................29
Prepayment Assumption.........................................................69
PTCE..........................................................................72
Rating Agencies...............................................................20
Receivables....................................................................5
Record Date....................................................................5
Reporting Date................................................................18
Repurchase Amount.............................................................30
Required Reserve Amount.......................................................16
Reserve Account...............................................................16
Rules.........................................................................51
Schedule of Leases............................................................29
Securities Act................................................................73
Seller.........................................................................2
Seller Contribution and Sale Agreement.........................................2

Servicer.......................................................................4
Servicer Advance..........................................................18, 55
Servicing Agreement.........................................................3, 6
Servicing Fee.............................................................17, 56
Servicing Fee Rate........................................................17, 56
Servicing Officer.............................................................57
Soft Items....................................................................24
Stated Maturity Date...........................................................2
Statistical Discount Rate.....................................................30
Sub-Servicer...................................................................4
Substitute Lease..............................................................31
Successor Servicer............................................................18
Supplementary Report..........................................................57
Tax Code......................................................................19
Termination Payment...........................................................44

Transfer Date.............................................................26, 43
Transferor.....................................................................4
Transferor Contribution and Sale Agreement..................................2, 6
Trust Accounts................................................................54
Trustee.....................................................................2, 6
Trustee Expenses..............................................................60
Trustee Fee...................................................................60
Trustee Fee Rate...............................................................4
Trustee Priority Expense Amount...............................................11
U.S. Person...................................................................70
Underwriter...................................................................72
Underwriting Agreement........................................................72
Warranty Event.................................................................8
weighted average life.........................................................60
Withholding Regulations.......................................................70

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
AVAILABLE INFORMATION ...................................................    3
REPORTS TO NOTEHOLDERS ..................................................    3
ADDITIONAL INFORMATION ..................................................    3
SUMMARY OF TERMS ........................................................    5
RISK FACTORS ............................................................   22
THE POOL OF ASSETS ......................................................   26
THE ISSUER ..............................................................   27
MANAGEMENT'S DISCUSSION AND  ANALYSIS
   OF FINANCIAL CONDITION ...............................................   27
THE LEASES ..............................................................   27
CHARTER'S LEASING BUSINESS ..............................................   38
TRANSFEROR ..............................................................   44
DESCRIPTION OF THE NOTES ................................................   44
POOL FACTORS ............................................................   55
DESCRIPTION OF THE TRANSACTION
   DOCUMENTS ............................................................   55
THE TRUSTEE .............................................................   61
PREPAYMENT AND YIELD CONSIDERATIONS .....................................   62
PERCENTAGE OF INITIAL AGGREGATE
   OUTSTANDING PRINCIPAL AMOUNT
   OUTSTANDING AT STATED PREPAYMENT
   SPEEDS ...............................................................   64
LEGAL ASPECTS OF THE LEASES .............................................   68
MATERIAL FEDERAL INCOME TAX
   CONSEQUENCES .........................................................   69
STATE AND LOCAL TAX CONSIDERATIONS ......................................   73
ERISA CONSIDERATIONS ....................................................   73
USE OF PROCEEDS .........................................................   74
RATINGS .................................................................   74
PLAN OF DISTRIBUTION ....................................................   75
LEGAL MATTERS ...........................................................   75

Until November____, 1999 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================


================================================================================



                                  $166,169,936




                       Charter Equipment Lease 1999-1 LLC



                 $50,642,266 ____% Lease-Backed Notes, Class A-1

                 $40,355,556 ____% Lease-Backed Notes, Class A-2

                 $18,990,850 ____% Lease-Backed Notes, Class A-3

                 $48,708,013 ____% Lease-Backed Notes, Class A-4



                  $7,473,251 _____% Lease-Backed Notes, Class B









                               -------------------

                               P R O S P E C T U S

                               -------------------


                        --------------------------------



                        FIRST UNION CAPITAL MARKETS CORP.


                             Dated August ___, 1999


================================================================================

                                               CROSS REFERENCE SHEET

   Item
    No.    Name and Caption in Form S-1                                Caption in Prospectus
   ----    ----------------------------                                ---------------------
    1.     Forepart of the Registration Statement and Outside          Forepart of the Registration Statement; Front
           Front Cover Page of Prospectus                              Cover Page of Prospectus; Cross Reference
                                                                       Sheet

    2.     Inside Front and Outside Back Cover Pages of the            Inside Front Cover and Outside Back Cover
           Prospectus                                                  Pages of Prospectus; Table of Contents

    3.     Summary Information; Risk Factors and Ratio of              Summary of Terms; Risk Factors; Pool of
           Earnings to Fixed Charges                                   Assets; The Leases

    4.     Use of Proceeds                                             Use of Proceeds

    5.     Determination of Offering Price                             *

    6.     Dilution                                                    *

    7.     Selling Security Holders                                    *

    8.     Plan of Distribution                                        Plan of Distribution

    9.     Description of Securities to be Registered                  Summary of Terms; Description of the Notes

    10.    Interest of Named Experts and Counsel                       Certain Legal Aspects of the Leases

    11.    Information with Respect to the Registrant                  Transferor

    12.    Disclosure of Commission Position on                        Included as an Undertaking in Item 17 of Part
           Indemnification for Securities Act Liabilities              II hereof


*    Not Applicable

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Notes.


SEC Filing Fee ....................................................     $ 46,789
Trustee's Fees and Expenses .......................................     $ 10,000
Legal Fees and Expenses ...........................................     $275,000
Accounting Fees and Expenses ......................................     $ 15,000
Printing and Engraving Expenses ...................................     $ 12,000
Blue Sky Qualification and Legal Investment Fees and Expenses .....     $  4,000
Rating Agency Fees ................................................     $120,000
Miscellaneous .....................................................     $ 10,000
--------------------------------------------------------------------------------

TOTAL .............................................................     $492,789



Item 14.  Indemnification of Directors and Officers.

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Section 3 of Article VI of the Amended and Restated LLC Agreement of the registrant provides that the registrant shall indemnify its members and agents for all costs, losses, liabilities, and damages paid or accrued by such member or agent in connection with the business of the registrant.

     Section 8.1 of the By-Laws of Charter Funding Corporation V, the initial member of the registrant, provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities. Charter Financial, Inc., the ultimate corporate parent of Charter Funding Corporation V, maintains certain policies of liability insurance coverage for the officers and directors of Charter Financial, Inc. and certain of its subsidiaries, including Charter Funding Corporation V.

     The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that Charter Equipment Lease 1999-1 LLC will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Charter Equipment Lease 1999-1 LLC in with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

     Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

Item 15. Recent Sales of Unregistered Securities.

     Not applicable

Item 16. Exhibits and Financial Statement Schedules.

 1.1   Form of Underwriting Agreement.
 3.1 Amended and Restated Certificate of Formation of Charter Equipment Lease 1999-1 LLC.*
 3.2 Second Amended and Restated LLC Agreement of Charter Equipment Lease 1999-1 LLC.
 4.1   Form of Indenture.
 5.1   Opinion of Dewey Ballantine LLP with respect to legality.
 8.1   Opinion of Dewey Ballantine LLP with respect to tax matters.
10.1   Form of Seller Contribution and Sale Agreement.
10.2   Form of Transferor Contribution and Sale Agreement.
10.3   Form of Servicing Agreement.
10.4   Form of Placement Agency Agreement
23.1   Consents of Dewey Ballantine (included in Exhibits 5.1 and 8.1 hereto).
23.2   Consent of Accountant.
24.1   Power of Attorney  (originally  included on Page II-4 hereto).*
25.1   Form of Statement of Eligibility of Trustee.

----------
*    Previously filed.


Item 17. Undertakings.

     A.   Undertaking in respect of indemnification

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     B.   Undertaking pursuant to Rule 430A.

     The Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 11th day of August, 1999.




                                              CHARTER EQUIPMENT LEASE 1999-1 LLC
                                              By: CHARTER FUNDING CORPORATION V

                                              By: /s/ Gary Corr
                                                  ------------------------------
                                                  Name: Gary Corr
                                                  Title: President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                     Title                            Date
      ---------                     -----                            ----


/s/ Henry Frommer*        Director and Vice Chairman             August 11, 1999
----------------------
    Henry Frommer

 /s/ Alan A. Fischer*     Director and Principal Executive       August 11, 1999
----------------------               Officer
     Alan A. Fischer

/s/ David Paris*                     Director                    August 11, 1999
----------------------
    David Paris

/s/ Gary Corr             Director, President, Chief Financial   August 11, 1999
----------------------         Officer and Comptroller
    Gary Corr


* By: /s/ Gary Corr
      --------------------
          Gary Corr
          Attorney-in-Fact

                                  EXHIBIT INDEX


 1.1   Form of Underwriting Agreement.
 3.1 Amended and Restated Certificate of Formation of Charter Equipment Lease 1999-1 LLC.*
 3.2 Second Amended and Restated LLC Agreement of Charter Equipment Lease 1999-1 LLC.
 4.1   Form of Indenture.
 5.1   Opinion of Dewey Ballantine LLP with respect to legality.
 8.1   Opinion of Dewey Ballantine LLP with respect to tax matters.
10.1   Form of Seller Contribution and Sale Agreement.
10.2   Form of Transferor Contribution and Sale Agreement.
10.3   Form of Servicing Agreement.
10.4   Form of Placement Agency Agreement
23.1   Consents of Dewey Ballantine (included in Exhibits 5.1 and 8.1 hereto).
23.2   Consent of Accountant.
24.1   Power of Attorney(originally included on Page II-4 hereto).*
25.1   Form of Statement of Eligibility of Trustee.


----------
*    Previously filed.